Exhibit 99.1

Filed Pursuant to Rule 424(b)(5)
Registration No. 333-114076

Prospectus Supplement

May 12, 2005

(To Prospectus dated April 13, 2004)

$150,000,000

BRE Properties, Inc.

4.875% Notes due 2010

We will pay interest on the notes on May 15 and November 15 of each year. The first payment will be made on November 15, 2005. The notes will mature on May 15, 2010. The notes are senior unsecured debt securities and rank equally with all of our other senior unsecured indebtedness from time to time outstanding. The notes will be issued in minimum denominations of $1,000 and integral multiples of $1,000.

We have the option to redeem the notes in whole or in part, at any time or from time to time, at the redemption price described in this prospectus supplement.

Investing in the notes involves risks that are described in the “ Risk Factors” section on page 1 of the accompanying prospectus.

	Per Note	Total
Public offering price(1)	99.594%	$149,391,000
Underwriting discount	0.60%	$900,000
Proceeds, before expenses, to BRE Properties(1)	98.994%	$148,491,000

(1)	Plus accrued interest, if any, from the date of original issuance of the notes, which is expected to be May 19, 2005.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement and the accompanying prospectus. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the notes in book-entry form only through the facilities of The Depository Trust Company against payment in New York, New York on or about May 19, 2005.

Joint Book-Running Managers

Banc of America Securities LLC	JPMorgan

Senior Co-Managers

Commerzbank Corporates & Markets	Wachovia Securities

Co-Managers

KeyBanc Capital Markets	PNC Capital Markets, Inc.	Scotia Capital

TABLE OF CONTENTS

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not, and the underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information appearing in this prospectus supplement and the accompanying prospectus, as well as information that we have previously filed with the Securities and Exchange Commission and incorporated by reference, is accurate only as of the date of the applicable document. The descriptions set forth in this prospectus supplement supplement and replace, where inconsistent, the description of the general terms and provisions set forth in the accompanying prospectus.

Prospectus Supplement

Prospectus

The distribution of this prospectus supplement and the accompanying prospectus and the offering of the notes in certain jurisdictions may be restricted by law. If you possess this prospectus supplement and the accompanying prospectus, you should find out about and observe these restrictions. This prospectus supplement and the accompanying prospectus are not an offer to sell the notes and are not soliciting an offer to buy the notes in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom it is not permitted to make such offer or sale. See “Underwriting.”

i

BRE PROPERTIES, INC.

We are a self-administered equity real estate investment trust focused on the development, acquisition and management of multifamily apartment communities in nine targeted metropolitan markets of the Western United States. At March 31, 2005, our multifamily portfolio had real estate assets with a book value of approximately $2.5 billion, which included: 85 wholly or majority owned multifamily communities, aggregating 24,006 units; two communities held through joint ventures, comprised of 488 apartment units; and nine apartment communities in various stages of construction and development totaling 2,339 units.

Our principal operating objective is to maximize the economic returns of our apartment communities so as to provide our shareholders with the greatest possible total return and value. To achieve this objective, we pursue the following primary strategies and goals:

•	Maintain balance sheet strength and maximize financial flexibility to provide continued access to attractively priced capital for strategic growth opportunities;

•	Communicate a clear, results-oriented strategic direction based on the five-year plan developed by our board of directors and management, that is the driver behind all key decisions;

•	Manage our business to yield a compelling combination of income and growth by achieving and maintaining high occupancy levels, dynamic pricing and operating margin expansion through operating efficiencies and cost controls, and deploying new and recycled capital to supply constrained markets of the Western United States;

•	Respond openly and honestly to all investors by disclosing financial results comprehensively and efficiently, and making our business more transparent to investors through our public disclosure; and

•	Create a valuable customer experience that focuses on services that generate increased profitability from resident retention and referrals.

We have been a publicly traded company since our founding in 1970 and have paid 138 consecutive quarterly dividends to our shareholders from inception. Our principal executive offices are located at 44 Montgomery Street, 36th floor, San Francisco, California, 94104; our telephone number is (415) 445-6530.

Recent Developments

We have executed a contract to acquire an apartment community in southern California for a purchase price of approximately $76.0 million, including the assumption of approximately $36.0 million of debt secured by the property. The acquisition is scheduled to close in the second quarter of 2005. The property is still in the lease-up phase and therefore is not considered stabilized. We cannot assure you that we will complete this acquisition, or if we do, that we will be successful in stabilizing this property in a timely manner. The timing associated with investment activities, including acquisitions, dispositions and lease-up activity, may affect our future operating results.

USE OF PROCEEDS

The net proceeds from the sale of the notes are estimated to be approximately $148,191,000 after deducting the underwriting discounts and commissions and our estimated offering expenses of approximately $300,000. We intend to use the net proceeds for general corporate purposes, which may include the repayment of debt, redemption of equity securities, funding for development activities and financing for acquisitions and, pending such use, to temporarily reduce borrowings under our unsecured credit facility. We may subsequently re-borrow amounts under our unsecured credit facility to invest in additional multifamily apartment communities. At March 31, 2005, outstanding borrowings under our unsecured credit facility totaled $245 million, bear interest at the lender’s prime rate or LIBOR plus 0.70%, which was equal to 4.25% for the three months ended March 31, 2005, and were incurred for the purposes of financing development and acquisition activities and for working capital. We anticipate that the issuance of these notes and the repayment of a portion of our unsecured credit facility will result in an increase in our interest expense.

DESCRIPTION OF THE NOTES

The following summaries of certain provisions do not purport to be complete and are qualified in their entirety by reference to the actual provisions of the notes and the existing senior indenture. Unless otherwise expressly stated or the context otherwise requires, all references to “we,” “us,” “our” and “ourselves” appearing under this caption “Description of the Notes” and under the caption “Description of Debt Securities” in the accompanying prospectus shall mean BRE Properties, Inc., excluding BRE Property Investors LLC, which we refer to as the operating company, and our other consolidated subsidiaries. Defined items used under this caption “Description of the Notes,” but not otherwise defined shall have the meanings given to them in the accompanying prospectus or, if not defined in the accompanying prospectus, in the existing senior indenture referred to below.

The notes constitute debt securities (which are more fully described in the accompanying prospectus) to be issued pursuant to an indenture dated as of June 23, 1997, as amended by a first supplemental indenture dated as of April 23, 1998 each between us and J.P. Morgan Trust Company, National Association (successor to Chase Manhattan Bank and Trust Company, National Association), as trustee, which we refer to in this prospectus supplement and in the accompanying prospectus as the existing senior indenture. The terms of the notes include those provisions contained in the existing senior indenture and those made part of the existing senior indenture by reference to the Trust Indenture Act of 1939, as amended. The notes are subject to all such terms, and we urge you to read the existing senior indenture because it, and not these descriptions, defines the rights of a holder of our notes.

General

The notes will be a separate series of debt securities under the existing senior indenture, initially limited in aggregate principal amount to $150,000,000. The existing senior indenture does not limit the amount of debt securities that we may issue under the existing senior indenture, and we may, without the consent of the holders of the notes, reopen this series of notes and issue additional notes under the existing senior indenture in addition to the $150,000,000 of notes authorized as of the date of this prospectus supplement on the same terms and conditions and with the same CUSIP number as the notes being offered hereby. The notes will be our direct, unsecured and unsubordinated obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness from time to time outstanding.

The notes will be exclusively our obligations. Although we own a substantial portion of our consolidated assets ourselves, rather than through subsidiaries, a portion of our consolidated assets (amounting to approximately 12% of our total consolidated assets at March 31, 2005) are held by the operating company and other subsidiaries. Accordingly, our cash flow and our consequent ability to service debt, including the notes, are partially dependent on the earnings of our subsidiaries, and the notes will be effectively subordinated to all existing and future indebtedness, guarantees and other liabilities of those subsidiaries. Subject to the terms of the Amended and Restated Limited Liability Company Agreement dated as of November 18, 1997 and the Delaware Limited Liability Company Act, we, as the sole managing member of the operating company, have the exclusive right and power to manage the operating company, and the non-managing members have no authority to transact business for, or participate in the management activities or decisions of, the operating company. As of March 31, 2005, our subsidiaries had total long-term liabilities of $64 million (consisting entirely of mortgage indebtedness). In addition, the operating company and each of our subsidiaries owning unencumbered real property have guaranteed amounts due under our $350 million unsecured credit facility. The operating company and other of our subsidiaries may also from time to time guarantee our other indebtedness. The notes are not guaranteed by any of our subsidiaries.

The notes will also be effectively subordinated to any of our secured indebtedness with respect to any collateral pledged as security therefor. Eight of our multifamily residential properties comprise the collateral under a master credit facility with Prudential Multifamily Mortgage, Inc. As of March 31, 2005, outstanding borrowings under the master credit facility totaled $140 million. The master credit facility includes an option to increase borrowings by $110 million to a maximum total of $250 million, subject to the pledge of additional collateral and the satisfaction of other conditions.

Although the covenants described in the accompanying prospectus under “Description of Debt Securities—Certain Covenants” and the financial covenants in the Amended and Restated Limited Liability Company Agreement will impose certain limitations on the incurrence of additional indebtedness, both we and our subsidiaries will retain the ability to incur substantial additional secured and unsecured indebtedness in the future.

The notes will be issued only in fully registered form without coupons, in minimum denominations of $1,000 and integral multiples of $1,000. The notes will be evidenced by a global note in book-entry form, except under the limited circumstances described in the accompanying prospectus under “Description of Debt Securities—Global Securities.” The global note will be registered in the name of Cede & Co., or in the name of another nominee of The Depository Trust Company, or DTC, as depositary for the notes. Notices or demands to or upon us with respect to the notes and the existing senior indenture may be served and, in the event that notes are issued in definitive certificated form, notes may be surrendered for payment, registration of transfer or exchange, at the office or agency maintained by us for this purpose in the Borough of Manhattan, City of New York, currently the corporate trust office of the trustee, located at J.P. Morgan Trust Company, National Association, in care of JPMorgan Chase Bank, N.A., 55 Water Street Room 234, North Building, New York, New York 10041.

Interest and Maturity

The notes will mature on May 15, 2010. The notes are not subject to any sinking fund provisions.

The notes will bear interest at the rate per annum set forth on the cover page of this prospectus supplement from May 19, 2005 or from the most recent date to which interest has been paid or duly provided for, payable semi-annually in arrears on each May 15 and November 15, commencing November 15, 2005, to the persons in whose names the notes are registered at the close of business on May 1 or November 1, as the case may be, immediately prior to such interest payment dates, regardless of whether any such regular record date is a business day. Interest on the notes will be computed on the basis of a 360-day year consisting of twelve 30-day months.

If any interest payment date, any redemption date, the maturity date or any other day on which the principal of or premium, if any, or interest on a note becomes due and payable falls on a day that is not a business day, the required payment shall be made on the next business day as if it were made on the date payment was due, and no interest shall accrue on the amount so payable for the period from and after the interest payment date, redemption date, maturity date or other date, as the case may be.

Redemption at Our Option

We may redeem the notes, in whole or from time to time in part, at our option on any date at a redemption price equal to the greater of:

•	100% of the principal amount of the notes to be redeemed, or

•	the sum of the present values of the remaining scheduled payments of principal and interest thereon (exclusive of interest accrued to the redemption date) discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 15 basis points plus, in either case, accrued and unpaid interest on the principal amount being redeemed to the redemption date;

provided that installments of interest on the notes which are due and payable on an interest payment date falling on or prior to the relevant redemption date shall be payable to the holders of such notes, or one or more predecessor debt securities, registered as such at the close of business on the relevant regular record date according to their terms and the provisions of the existing senior indenture.

“Treasury Rate” means, with respect to any redemption date for the notes,

•	the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release published by the Board of Governors of the Federal Reserve System designated as “Statistical Release H.15 (519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the maturity date, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month), or

•	if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date. The Treasury Rate shall be calculated on the third business day preceding the redemption date.

“Comparable Treasury Issue” means the United States Treasury security selected by the Independent Investment Banker as having a maturity comparable to the remaining term of the notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the notes.

“Independent Investment Banker” means Banc of America Securities LLC or J.P. Morgan Securities Inc. or either of their respective successors, or if both such firms are unwilling or unable to select the Comparable Treasury Issue, an independent investment banking institution of national standing appointed by the trustee after consultation with us.

“Comparable Treasury Price” means with respect to any redemption date for the Notes (1) the average of four Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (2) if the trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

“Reference Treasury Dealer” means each of Banc of America Securities LLC, J.P. Morgan Securities Inc., Commerzbank Capital Markets Corp. and Wachovia Capital Markets, LLC, and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a “Primary Treasury Dealer”), we will substitute therefor another Primary Treasury Dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding such redemption date.

We may exercise our redemption option by causing the trustee to mail written notice of such redemption to the registered holders of the particular notes to be redeemed not less than 30 nor more than 60 calendar days prior to the date of redemption. If less than all the notes are to be redeemed at our option, the trustee shall select, in such manner as it shall deem fair and appropriate, the notes to be redeemed in whole or in part.

Unless we default in payment of the redemption price, on and after any redemption date interest will cease to accrue on the notes or portions thereof called for redemption.

Covenants, Discharge, Defeasance and Covenant Defeasance

Reference is made to the sections titled “Description of Debt Securities—Certain Covenants” and “Description of Debt Securities—Certain Definitions” in the accompanying prospectus for a description of certain covenants and related defined terms applicable to the notes. In addition, the discharge, defeasance and covenant defeasance provisions of the existing senior indenture described under “Description of Debt Securities—Discharge, Defeasance and Covenant Defeasance” in the accompanying prospectus will apply to the notes. Such covenant defeasance will be applicable with respect to the covenants described in the accompanying prospectus under “Description of Debt Securities—Certain Covenants” (except that we shall remain subject to the covenant to preserve and keep in full force and effect our corporate existence, except as permitted as described under “Description of Debt Securities—Merger, Consolidation or Sale” in the accompanying prospectus).

Except as described under “Description of Debt Securities—Certain Covenants” and “Description of Debt Securities—Merger, Consolidation or Sale” in the accompanying prospectus, the existing senior indenture does not contain any provisions that would afford holders of the notes protection in the event of:

•	a highly leveraged or similar transaction involving ourselves;

•	a change of control or a change in our management; or

•	a reorganization, restructuring, merger or similar transaction involving ourselves that may adversely affect the holders of the notes.

In addition, subject to the limitations set forth under “Description of Debt Securities—Merger, Consolidation or Sale” in the accompanying prospectus, we may, in the future, enter into certain transactions such as the sale of all or substantially all of our assets or a merger or consolidation with another entity that could increase the amount of our indebtedness or otherwise adversely affect our financial condition or results of operations, which may have an adverse effect on our ability to service our indebtedness, including the notes.

We have no present intention of engaging in a highly leveraged or similar transaction involving ourselves. In addition, certain restrictions on ownership and transfers of our capital stock designed to preserve our status as a real estate investment trust may act to prevent or hinder any such transaction or change of control. In addition, a highly leveraged or similar transaction may violate the terms of our outstanding debt instruments and permit the lenders to declare all borrowings thereunder to be due and payable immediately, which would likely have a material adverse effect on us. See “Risk Factors—Risks Due to Real Estate Financing” in our most recent annual report on Form 10-K which is incorporated by reference in this prospectus supplement and the accompanying prospectus.

SUPPLEMENTAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a general summary of the material United States federal income tax consequences of purchasing, owning and disposing of the notes and the material United States federal income tax considerations related to our REIT election. This summary supersedes, in its entirety, the discussion in the accompanying prospectus entitled “United States Federal Income Tax Considerations Related to Our REIT Election.” The anticipated income tax treatment described in this prospectus supplement may be changed, perhaps retroactively, by legislative, administrative or judicial action at any time. This summary is based on current law, is for general information only and is not tax advice.

The information in this section is based on:

•	the Internal Revenue Code;

•	current, temporary and proposed Treasury Regulations promulgated under the Internal Revenue Code;

•	the legislative history of the Internal Revenue Code;

•	current administrative interpretations and practices of the Internal Revenue Service; and

•	court decisions;

in each case, as of the date of this prospectus supplement. In addition, the administrative interpretations and practices of the Internal Revenue Service include its practices and policies as expressed in private letter rulings that are not binding on the Internal Revenue Service. Future legislation, Treasury Regulations, administrative interpretations and practices and/or court decisions may adversely affect the tax considerations described in this prospectus supplement. Any such change could apply retroactively to transactions preceding the date of the change. We have not requested, and do not intend to request, any rulings from the Internal Revenue Service that we qualify as a REIT or concerning the tax treatment of the notes, and the statements in this prospectus supplement are not binding on the Internal Revenue Service or any court. Thus, we can provide no assurance that the tax considerations contained in this prospectus supplement will not be challenged by the Internal Revenue Service or will be sustained by a court if so challenged. This summary does not discuss any state, local or foreign tax consequences associated with the acquisition, ownership, sale or other disposition of the notes, or our election to be taxed as a REIT.

You are urged to consult your tax advisors regarding the specific tax consequences to you of:

•	the acquisition, ownership and sale or other disposition of the notes offered under this prospectus supplement, including the federal, state, local, foreign and other tax consequences;

•	our election to be taxed as a REIT for federal income tax purposes; and

•	potential changes in applicable tax laws.

Taxation of the Company

General.    We elected to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code, effective upon our formation on May 22, 1970. We believe we have been organized and have operated in a manner which allows us to qualify for taxation as a REIT under the Internal Revenue Code commencing with our first taxable year. We currently intend to continue to operate in this manner. However, qualification and taxation as a REIT depend upon our ability to meet the various qualification tests imposed under the Internal Revenue Code, including through actual annual operating results, asset composition, distribution levels and diversity of stock ownership. Accordingly, no assurance can be given that we have operated or will continue to operate in a manner so as to qualify or remain qualified as a REIT. See the section below entitled “—Failure to Qualify.”

The sections of the Internal Revenue Code and the corresponding Treasury Regulations that relate to the qualification and operation of a REIT are highly technical and complex. The following sets forth the material aspects of the sections of the Internal Revenue Code that govern the federal income tax treatment of a REIT. This summary is qualified in its entirety by the applicable Internal Revenue Code provisions, Treasury Regulations, and related administrative and judicial interpretations thereof.

Provided we qualify for taxation as a REIT, we generally will not be required to pay federal corporate income taxes on our net income that is currently distributed to our stockholders. This treatment substantially eliminates the “double taxation” that typically results from investment in a C corporation. A C corporation generally is required to pay tax at the corporate level. Double taxation generally means taxation once at the corporate level when income is earned and once again at the stockholder level when the income is distributed. We will be required to pay federal income tax, however, as follows:

•	First, we will be required to pay tax at regular corporate tax rates on any undistributed REIT taxable income, including undistributed net capital gains.

•	Second, we may be required to pay the “alternative minimum tax” on our items of tax preference under certain circumstances.

•	Third, if we have (1) net income from the sale or other disposition of “foreclosure property” which is held primarily for sale to customers in the ordinary course of business or (2) other nonqualifying income from foreclosure property, we will be required to pay tax at the highest corporate rate on this income. Foreclosure property generally is defined as property we acquired through foreclosure or after a default on a loan secured by the property or a lease of the property.

•	Fourth, we will be required to pay a 100% tax on any net income from prohibited transactions. Prohibited transactions are, in general, sales or other taxable dispositions of property, other than foreclosure property, held primarily for sale to customers in the ordinary course of business.

•	Fifth, if we fail to satisfy the 75% gross income test or the 95% gross income test, as discussed below, but have otherwise maintained our qualification as a REIT because certain other requirements are met, we will be required to pay a tax equal to (1) the greater of (a) the amount by which 75% of our gross income exceeds the amount qualifying under the 75% gross income test, and (b) 95% of our gross income (90% for our taxable years ended on or prior to December 31, 2004) exceeds the amount qualifying under the 95% gross income test, multiplied by (2) a fraction intended to reflect our profitability.

•	Sixth, if we fail to satisfy a REIT asset test discussed below by more than a de minimis amount, due to reasonable cause, and we nonetheless maintain our REIT qualification because of specified cure provisions, we will be required to pay a tax equal to the greater of $50,000 or the highest corporate tax rate multiplied by the net income generated by the nonqualifying assets that caused us to fail such test.

•	Seventh, if we fail to satisfy any provision of the Internal Revenue Code that would result in our failure to qualify as a REIT (other than a violation of the REIT gross income tests or certain violations of the asset tests described below) and the violation is due to reasonable cause, we may retain our REIT qualification but will be required to pay a penalty of $50,000 for each such failure.

•	Eighth, we will be required to pay a 4% excise tax to the extent we fail to distribute during each calendar year at least the sum of (1) 85% of our REIT ordinary income for the year, (2) 95% of our REIT capital gain net income for the year, and (3) any undistributed taxable income from prior periods.

•	Ninth, if we acquire any asset from a corporation which is or has been a C corporation in a transaction in which the basis of the asset in our hands is determined by reference to the basis of the asset in the hands of the C corporation, and we subsequently recognize gain on the disposition of the asset during the ten-year period beginning on the date on which we acquired the asset, then we will be required to pay tax at the highest regular corporate tax rate on this gain to the extent of the excess of (1) the fair market value of the asset over (2) our adjusted basis in the asset, in each case determined as of the date on which we acquired the asset. The results described in this paragraph with respect to the recognition gain assume that certain elections specified in applicable Treasury Regulations are either made or forgone, by us or by the entity from which the assets are acquired, in each case, depending on the date such acquisition occurred.

•	Tenth, we will be subject to a 100% tax on any “redetermined rents,” “redetermined deductions” or “excess interest.” In general, redetermined rents are rents from real property that are overstated as a result of services furnished to any of our tenants by a “taxable REIT subsidiary” of ours. See “—Ownership of Interests in Taxable REIT Subsidiaries.” Redetermined deductions and excess interest generally represent amounts that are deducted by a taxable REIT subsidiary of ours for amounts paid to us that are in excess of the amounts that would have been deducted based on arm’s length negotiations.

Requirements for Qualification as a REIT.    The Internal Revenue Code defines a REIT as a corporation, trust or association:

(1)	that is managed by one or more trustees or directors;

(2)	that issues transferable shares or transferable certificates to evidence its beneficial ownership;

(3)	that would be taxable as a domestic corporation but for Sections 856 through 860 of the Internal Revenue Code;

(4)	that is not a financial institution or an insurance company within the meaning of the Internal Revenue Code;

(5)	that is beneficially owned by 100 or more persons;

(6)	that not more than 50% in value of the outstanding stock of which is owned, actually or constructively, by five or fewer individuals, as defined in the Internal Revenue Code to include certain specified entities, during the last half of each taxable year; and

(7)	that meets other tests, described below, regarding the nature of its income and assets and the amount of its distributions.

The Internal Revenue Code provides that conditions (1) to (4), inclusive, must be met during the entire taxable year and that condition (5) must be met during at least 335 days of a taxable year of twelve months, or during a proportionate part of a taxable year of less than twelve months. Conditions (5) and (6) do not apply until after the first taxable year for which an election is made to be taxed as a REIT. For purposes of condition (6), pension funds and other specified tax-exempt entities generally are treated as individuals, except that a “look-through” exception applies with respect to pension funds.

We believe that we have been organized, have operated and have issued sufficient shares of capital stock with sufficient diversity of ownership to allow us to satisfy conditions (1) to (7), inclusive, during the relevant time periods. In addition, our charter provides for restrictions regarding ownership and transfer of our shares. These restrictions are intended to assist us in continuing to satisfy the share ownership requirements described in conditions (5) and (6) above. These stock ownership and transfer restrictions are described in the accompanying prospectus under the heading “Restrictions on Transfers of Capital Stock; Redemption; Real Estate Investment Trust Status.” These restrictions, however, may not ensure that we will, in all cases, be able to satisfy the share ownership requirements described in conditions (5) and (6) above. If we fail to satisfy these share ownership requirements, except as provided in the next two sentences, our status as a REIT will terminate. If, however, we comply with the rules contained in applicable Treasury Regulations that require us to ascertain the actual ownership of our shares and we do not know, or would not have known through the exercise of reasonable diligence, that we failed to meet the requirement described in condition (6) above, we will be treated as having met this requirement. In addition, if our failure to satisfy the share ownership requirements is due to reasonable cause and not willful neglect, we may retain our REIT qualification but will be required to pay a penalty of $50,000 for each such failure. See “—Failure to Qualify.”

In addition, we may not maintain our status as a REIT unless our taxable year is the calendar year. We have and will continue to have a calendar taxable year.

Ownership of Interests in Partnerships and Limited Liability Companies.    We own and operate one or more properties through partnerships and limited liability companies. Treasury Regulations provide that if we are a partner in a partnership, we will be deemed to own our proportionate share of the assets of the partnership based on our interest in partnership capital, subject to special rules relating to the 10% REIT asset test described below. Also, we will be deemed to be entitled to our proportionate share of the income of the partnership. The assets and gross income of the partnership retain the same character in our hands for purposes of Section 856 of the Internal Revenue Code, including satisfying the gross income tests and the asset tests. In addition, for these purposes, the assets and items of income of any partnership in which we own a direct or indirect interest include such partnership’s share of assets and items of income of any partnership in which it owns an interest. We have included a brief summary of the rules governing the federal income taxation of partnerships and limited liability companies below in “— Tax Aspects of the Partnerships and Limited Liability Companies.” The treatment described above also applies with respect to the ownership of interests in limited liability companies or other entities that are treated as partnerships for tax purposes.

We have direct or indirect control of certain partnerships and limited liability companies and intend to continue to operate them in a manner consistent with the requirements for qualification as a REIT. From time to time we may be a limited partner or non-managing member in certain partnerships and limited liability companies. If a partnership or limited liability company in which we own an interest takes or expects to take actions that could jeopardize our status as a REIT or require us to pay tax, we may be forced to dispose of our interest in such entity. In addition, it is possible that a partnership or limited liability company could take an action which could cause us to fail a REIT income or asset test, and that we would not become aware of such action in time to dispose of our interest in the applicable entity or take other corrective action on a timely basis. In such a case, unless we were entitled to relief, as described below, we would fail to qualify as a REIT.

Ownership of Interests in Qualified REIT Subsidiaries.    We may from time to time own and operate certain properties through wholly owned subsidiaries that we intend to be treated as “qualified REIT subsidiaries” under the Internal Revenue Code. A corporation will qualify as our qualified REIT subsidiary if we own 100% of the corporation’s outstanding stock, and if we do not elect with the subsidiary to treat it as a “taxable REIT subsidiary,” as described below. A qualified REIT subsidiary is not treated as a separate corporation for federal tax purposes. All assets, liabilities and items of income, deduction and credit of a qualified REIT subsidiary are treated as assets, liabilities and items of income, deduction and credit (as the case may be) of the parent REIT for all purposes under the Internal Revenue Code, including the REIT qualification tests. Thus, in applying the federal tax requirements described in this prospectus supplement, any corporations in which we own a 100% interest (other than any taxable REIT subsidiaries) are ignored, and all assets, liabilities and items of income, deduction and credit of such corporations are treated as our assets, liabilities and items of income, deduction and credit. A qualified REIT subsidiary is not required to pay federal income tax, and our ownership of the stock of a qualified REIT subsidiary does not violate the restrictions against ownership of securities of any one issuer which constitute more than 10% of the voting power or value of such issuer’s securities or more than 5% of the value of our total assets, as described below in “—Asset Tests.”

Ownership of Interests in Taxable REIT Subsidiaries.    A taxable REIT subsidiary is a corporation other than a REIT in which a REIT directly or indirectly holds stock, and that has made a joint election with the REIT to be treated as a taxable REIT subsidiary. A taxable REIT subsidiary also includes any corporation other than a REIT with respect to which a taxable REIT subsidiary owns securities possessing more than 35% of the total voting power or value. A taxable REIT subsidiary generally may engage in any business, including the provision of customary or non-customary services to tenants of its parent REIT, except that a taxable REIT subsidiary may not directly or indirectly operate or manage a lodging or healthcare facility or directly or indirectly provide to any other person (under a franchise, license or otherwise) rights to any brand name under which any lodging or healthcare facility is operated. A taxable REIT subsidiary is subject to federal income tax as a regular C corporation. In addition, a taxable REIT subsidiary may be prevented from deducting interest on debt funded directly or indirectly by its parent REIT if certain tests regarding the taxable REIT subsidiary’s debt-to-equity ratio and interest expense are not satisfied. We currently own interests in several taxable REIT subsidiaries, and may acquire interests in additional taxable REIT subsidiaries in the future. Our ownership of securities of our taxable REIT subsidiaries will not be subject to the 5% or 10% asset tests described below. See “—Asset Tests.”

Income Tests.    We must satisfy two gross income requirements annually to maintain our qualification as a REIT. First, in each taxable year we must derive directly or indirectly at least 75% of our gross income, excluding gross income from prohibited transactions, from certain investments relating to real property or mortgages on real property, including “rents from real property” and, in certain circumstances, interest, or from certain types of temporary investments. Second, in each taxable year we must derive at least 95% of our gross income, excluding gross income from prohibited transactions, from the real property investments described above, dividends, interest and gain from the sale or disposition of stock or securities, or from any combination of the foregoing. For these purposes, the term “interest” generally does not include any amount received or accrued, directly or indirectly, if the determination of all or some of the amount depends in any way on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term “interest” solely by reason of being based on a fixed percentage or percentages of receipts or sales.

Rents we receive from a tenant will qualify as “rents from real property” for the purpose of satisfying the gross income requirements described above only if all of the following conditions are met:

•	The amount of rent must not be based in any way on the income or profits of any person. However, an amount we receive or accrue generally will not be excluded from the term “rents from real property” solely because it is based on a fixed percentage or percentages of receipts or sales;

•	We, or an actual or constructive owner of 10% or more of our capital stock, must not actually or constructively own 10% or more of the interests in the assets or net profits of the tenant or, if the tenant is a corporation, 10% or more of the voting power or value of all classes of stock of the tenant. Rents received from such a tenant that is a taxable REIT subsidiary, however, will not be excluded from the definition of “rents from real property” as a result of this condition if at least 90% of the space at the property to which the rents relate is leased to third parties, and the rents paid by the taxable REIT subsidiary are substantially comparable to rents paid by our other tenants for comparable space. Pursuant to the American Jobs Creation Act of 2004 (the “2004 Act”), signed into law by President Bush on October 22, 2004, whether rents paid by our taxable REIT subsidiary are substantially comparable to rents paid by our other tenants is determined at the time the lease with the taxable REIT subsidiary is entered into, extended, and modified, if such modification increases the rents due under such lease. Notwithstanding the foregoing, however, under the 2004 Act, if a lease with a “controlled taxable REIT subsidiary” is modified and such modification results in an increase in the rents payable by such taxable REIT subsidiary, any such increase will not qualify as “rents from real property.” For purposes of this rule, a “controlled taxable REIT subsidiary” is a taxable REIT subsidiary in which we own stock possessing more than 50% of the voting power or more than 50% of the total value of the outstanding stock of such taxable REIT subsidiary. The foregoing provisions of the 2004 Act are effective retroactively for our taxable years beginning after December 31, 2000;

•	Rent attributable to personal property, leased in connection with a lease of real property, must not be greater than 15% of the total rent received under the lease. If this condition is not met, then the portion of rent attributable to the personal property will not qualify as “rents from real property”; and

•	We generally must not operate or manage the property or furnish or render services to our tenants, subject to a 1% de minimis exception, other than through an independent contractor from whom we derive no revenue. We may, however, perform services that are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not otherwise considered “rendered to the occupant” of the property. Examples of such services include the provision of light, heat, or other utilities, trash removal and general maintenance of common areas. In addition, we may employ an independent contractor to provide customary services, or a taxable REIT subsidiary, which may be wholly or partially owned by us, to provide both customary and non-customary services to our tenants without causing the rent we receive from those tenants to fail to qualify as “rents from real property.” Any amounts we receive from a taxable REIT subsidiary with respect to the taxable REIT subsidiary’s provision of non-customary services will, however, be nonqualifying income under the 75% gross income test and, except to the extent received through the payment of dividends, the 95% gross income test.

We generally do not intend to take actions we believe will cause us to fail to satisfy the rental conditions described above. However, we may have taken and may continue to take actions which fail to satisfy one or more of the above conditions to the extent that we determine, based on the advice of our tax counsel, that those actions will not jeopardize our tax status as a REIT.

Income we receive that is attributable to the rental of parking spaces at our properties will constitute rents from real property for purposes of the REIT gross income tests if certain services provided with respect to the parking spaces are performed by independent contractors from whom we derive no revenue, either directly or indirectly, or by a taxable REIT subsidiary, and certain other requirements are met. We believe that the income we receive that is attributable to parking spaces meets these tests and, accordingly, will constitute rents from real property for purposes of the REIT gross income tests.

From time to time, we enter into hedging transactions with respect to one or more of our assets or liabilities. Our hedging activities may include entering into interest rate swaps, caps, and floors, options to purchase these items, and futures and forward contracts. Except to the extent provided by Treasury Regulations, any income we derive from a hedging transaction that is clearly identified as such as specified in the Internal Revenue Code, including gain from the sale or disposition of such a transaction, will not constitute gross income for purposes of the 95% gross income test, and therefore will be exempt from this test, but only to the extent that the transaction hedges indebtedness incurred or to be incurred by us to acquire or carry real estate assets. Income from any hedging transaction will, however, be nonqualifying for purposes of the 75% gross income test. The term “hedging transaction,” as used above, generally means any transaction we enter into in the normal course of our business primarily to manage risk of interest rate or price changes or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, by us. To the extent that we hedge with other types of financial instruments, or do not properly identify such transactions as hedges, the income from those transactions will not be treated as qualifying income for purposes of the gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our status as a REIT.

We believe that the aggregate amount of our nonqualifying income, from all sources, in any taxable year will not exceed the limit on nonqualifying income under the gross income tests. If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for the year if we are entitled to relief under certain provisions of the Internal Revenue Code. Commencing with our taxable year beginning January 1, 2005, we generally may make use of the relief provisions if:

•	following our identification of the failure to meet the 75% or 95% gross income tests for any taxable year, we file a schedule with the Internal Revenue Service setting forth each item of our gross income for purposes of the 75% or 95% gross income tests for such taxable year in accordance with Treasury Regulations to be issued; and

•	our failure to meet these tests was due to reasonable cause and not due to willful neglect.

For our taxable years ending on or prior to December 31, 2004, we generally may avail ourselves of the relief provisions if:

•	our failure to meet these tests was due to reasonable cause and not due to willful neglect;

•	we attach a schedule of the sources of our income to our federal income tax return; and

•	any incorrect information on the schedule was not due to fraud with intent to evade tax.

It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of these relief provisions. For example, if we fail to satisfy the gross income tests because nonqualifying income that we intentionally accrue or receive exceeds the limits on nonqualifying income, the Internal Revenue Service could conclude that our failure to satisfy the tests was not due to reasonable cause. If these relief provisions do not apply to a particular set of circumstances, we will not qualify as a REIT. As discussed above in “—Taxation of the Company—General,” even if these relief provisions apply, and we retain our status as a REIT, a tax would be imposed with respect to our nonqualifying income. We may not always be able to comply with the gross income tests for REIT qualification despite our periodic monitoring of our income.

Prohibited Transaction Income.    Any gain that we realize on the sale of property held as inventory or other property held primarily for sale to customers in the ordinary course of business, including our share of any such gain realized by partnerships, limited liability companies or qualified REIT subsidiaries in which we own an interest, will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. This prohibited transaction income may also adversely affect our ability to satisfy the income tests for qualification as a REIT. Under existing law, whether property is held as inventory or primarily for sale to customers in the ordinary course of a trade or business is a question of fact that depends on all the facts and circumstances surrounding the particular transaction. We intend to hold our properties for investment with a view to long-term appreciation, to engage in the business of acquiring, developing and owning our properties and to make occasional sales of the properties consistent with our investment objectives. We do not intend to enter into any sales that are prohibited transactions. However, the Internal Revenue Service may contend that one or more of these sales is subject to the 100% penalty tax.

Penalty Tax.    Any redetermined rents, redetermined deductions or excess interest we generate will be subject to a 100% penalty tax. In general, redetermined rents are rents from real property that are overstated as a result of any services furnished to any of our tenants by one of our taxable REIT subsidiaries, and redetermined deductions and excess interest represent any amounts that are deducted by a taxable REIT subsidiary for amounts paid to us that are in excess of the amounts that would have been deducted based on arm’s length negotiations. Rents we receive will not constitute redetermined rents if they qualify for certain safe harbor provisions contained in the Internal Revenue Code.

We believe that, in all instances in which our taxable REIT subsidiaries provide services to our tenants, the fees paid to such taxable REIT subsidiaries for such services are at arm’s length rates, although the fees paid may not satisfy the safe-harbor provisions referenced above. These determinations are inherently factual, and the Internal Revenue Service has broad discretion to assert that amounts paid between related parties should be reallocated to reflect their respective incomes clearly. If the Internal Revenue Service successfully made such an assertion, we would be required to pay a 100% penalty tax on the excess of an arm’s length fee for tenant services over the amount actually paid.

Asset Tests.    At the close of each quarter of our taxable year, we must also satisfy four tests relating to the nature and diversification of our assets. First, at least 75% of the value of our total assets, including assets held by our qualified REIT subsidiaries and our allocable share of the assets held by the partnerships and limited liability companies in which we own an interest, must be represented by real estate assets, cash, cash items and government securities. For purposes of this test, the term “real estate assets” generally means real property (including interests in real property and interests in mortgages on real property) and shares (or transferable certificates of beneficial interest) in other REITs, as well as any stock or debt instrument attributable to the investment of the proceeds of a stock offering or a public debt offering with a term of at least five years, but only for the one-year period beginning on the date the REIT receives such proceeds.

Second, not more than 25% of the value of our total assets may be represented by securities other than those securities included in the 75% asset test.

Third, of the investments included in the 25% asset class and except for certain investments in other REITs, and our qualified REIT subsidiaries and taxable REIT subsidiaries, the value of any one issuer’s securities may not exceed 5% of the value of our total assets, and we may not own more than 10% of the total vote or value of the outstanding securities of any one issuer, except, in the case of the 10% value test, certain “straight debt” securities. Under the 2004 Act, for our taxable years commencing after December 31, 2000, certain types of securities are disregarded as securities solely for purposes of the 10% value test, including, but not limited to, any loan to an individual or an estate, any obligation to pay rents from real property and any security issued by a REIT. In addition, under the 2004 Act, solely for purposes of the 10% value test, the determination of our interest in the assets of a partnership or limited liability company in which we own an interest will be based on our proportionate interest in any securities issued by the partnership or limited liability company, excluding for this purposes certain securities described in the Internal Revenue Code. This provision of the 2004 Act is effective commencing with our taxable year beginning January 1, 2005. For years prior to 2001, the 10% limit applies only with respect to voting securities of any issuer and not to the value of the securities of any issuer.

Fourth, not more than 20% of the value of our total assets may be represented by the securities of one or more taxable REIT subsidiaries. The 20% asset test is effective for taxable years ending after December 31, 2000.

We own stock of certain corporations which have elected, together with us, to be treated as taxable REIT subsidiaries. So long as these corporations qualify as taxable REIT subsidiaries, we will not be subject to the 5%

asset test, the 10% voting securities limitation or the 10% value limitation with respect to our ownership of their securities. We or one or more of our taxable REIT subsidiaries may acquire securities in other taxable REIT subsidiaries in the future. We believe that the aggregate value of our taxable REIT subsidiaries will not exceed 20% of the aggregate value of our gross assets. With respect to each issuer in which we currently own an interest that does not qualify as a REIT, a qualified REIT subsidiary or a taxable REIT subsidiary, we believe that our ownership of the securities of any such issuer has complied with the 5% value limitation, the 10% voting securities limitation and the 10% value limitation. No independent appraisals have been obtained to support these conclusions. In addition, there can be no assurance that the Internal Revenue Service will not disagree with our determinations of value. We also own, and may continue to make, loans which must qualify under the “straight debt safe harbor” in order to satisfy the 10% value limitation described above. We believe, based on the advice of our tax counsel, that all such existing loans have qualified under this safe-harbor. However, there is relatively little authority interpreting this safe-harbor and, as a result, there can be no assurance that the Internal Revenue Service would not take a contrary position.

The asset tests described above must be satisfied at the close of each quarter of our taxable year in which we (directly or through our partnerships, limited liability companies or qualified REIT subsidiaries) acquire securities in the applicable issuer, increase our ownership of securities of such issuer (including as a result of increasing our interest in a partnership or limited liability company which owns such securities), or acquire other assets. For example, our indirect ownership of securities of an issuer may increase as a result of our capital contributions to a partnership or limited liability company. After initially meeting the asset tests at the close of any quarter, we will not lose our status as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If we fail to satisfy an asset test because we acquire securities or other property during a quarter (including as a result of an increase in our interests in a partnership or limited liability company), we can cure this failure by disposing of sufficient nonqualifying assets within 30 days after the close of that quarter. We believe that we have maintained and intend to maintain adequate records of the value of our assets to ensure compliance with the asset tests. In addition, we intend to take such actions within 30 days after the close of any quarter as may be required to cure any noncompliance. With respect to our taxable years ended on or before December 31, 2004, if we failed to cure any noncompliance with the asset tests within the 30 day cure period, we would cease to qualify as a REIT.

Commencing with our taxable year beginning January 1, 2005, certain relief provisions may be available to us if we fail to satisfy the asset tests described above after the 30 day cure period. Under these provisions, we will be deemed to have met the 5% and 10% REIT asset tests if the value of our nonqualifying assets (i) does not exceed the lesser of (a) 1% of the total value of our assets at the end of the applicable quarter or (b) $10,000,000 and (ii) we dispose of the nonqualifying assets or otherwise satisfy such asset tests within (a) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or (b) the period of time prescribed by Treasury Regulations to be issued. For violations due to reasonable cause and not willful neglect that are in excess of the de minimis exception described above, we may avoid disqualification as a REIT under any of the asset tests, after the 30 day cure period, by taking steps including (i) the disposition of sufficient nonqualifying assets, or the taking of other actions, which allow us to meet the asset test within (a) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or (b) the period of time prescribed by Treasury Regulations to be issued, (ii) paying a tax equal to the greater of (a) $50,000 or (b) the highest corporate tax rate multiplied by the net income generated by the nonqualifying assets, and (iii) disclosing certain information to the Internal Revenue Service.

Although we expect to satisfy the asset tests described above and plan to take steps to ensure that we satisfy such tests for any quarter with respect to which retesting is to occur, there can be no assurance that we will always be successful or will not require a reduction in our overall interest in an issuer (including in a taxable REIT subsidiary). If we fail to cure any noncompliance with the asset tests in a timely manner and the relief provisions described above do not apply, we would cease to qualify as a REIT.

Distribution Requirements.    To maintain our qualification as a REIT, we are required to distribute dividends, other than capital gain dividends, to our stockholders in an amount at least equal to the sum of:

•	90% of our “REIT taxable income”; and

•	90% of our after tax net income, if any, from foreclosure property; minus

•	the excess of the sum of certain items of non-cash income items over 5% of our “REIT taxable income,” as described below.

For these purposes, our “REIT taxable income” is computed without regard to the dividends paid deduction and our net capital gain. In addition, for purposes of this test, non-cash income means income attributable to leveled stepped rents, original issue discount on purchase money debt, cancellation of indebtedness, and any like-kind exchanges that are later determined to be taxable.

In addition, if we dispose of any asset we acquired from a corporation which is or has been a C corporation in a transaction in which our basis in the asset is determined by reference to the basis of the asset in the hands of that C corporation, within the ten-year period following our acquisition of such asset, we would be required to distribute at least 90% of the after-tax gain, if any, we recognized on the disposition of the asset, to the extent that gain does not exceed the excess of (a) the fair market value of the asset on the date we acquired the asset over (b) our adjusted basis in the asset on the date we acquired the asset.

In general, we must pay these distributions in the taxable year to which they relate, or in the following taxable year if they are declared before we timely file our tax return for such year and paid on or before the first regular dividend payment following their declarations. Except as provided below, these distributions generally are taxable to our stockholders, other than tax-exempt entities, in the year in which paid. This is so even though these distributions relate to the prior year for purposes of our 90% distribution requirement. However, dividends we declare during the last three months of a taxable year and payable to a stockholder of record on a specified date in any of these months will be treated as both paid by us and received by the stockholder on December 31 of that year, provided we actually pay the dividend on or before January 31 of the following calendar year. The amount distributed must not be preferential (i.e., every stockholder of the class of stock to which a distribution is made must be treated the same as every other stockholder of that class, and no class of stock may be treated otherwise than according to its dividend rights as a class). To the extent that we do not distribute all of our net capital gain or distribute at least 90%, but less than 100%, of our “REIT taxable income,” as adjusted, we will be required to pay tax on the undistributed amount at regular ordinary and capital gain corporate tax rates. We believe we have made, and intend to continue to make, timely distributions sufficient to satisfy these annual distribution requirements.

We expect that our REIT taxable income will be less than our cash flow because of depreciation and other non-cash charges included in computing REIT taxable income. Accordingly, we anticipate that we generally will have sufficient cash or liquid assets to enable us to satisfy the distribution requirements described above. However, from time to time, we may not have sufficient cash or other liquid assets to meet these distribution requirements due to timing differences between the receipt of income and payment of deductible expenses, and the inclusion of income and deduction of expenses in determining our taxable income. If these timing differences occur, we may need to borrow funds or pay dividends in the form of taxable stock dividends in order to meet the distribution requirements.

Under some circumstances, we may be able to rectify an inadvertent failure to meet the 90% distribution requirement for a year by paying “deficiency dividends” to our stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. Thus, we may be able to avoid being taxed on amounts distributed as deficiency dividends. However, we will be required to pay interest to the Internal Revenue Service based upon the amount of any deduction taken for deficiency dividends.

Furthermore, we will be required to pay a 4% excise tax to the extent the amounts we actually distribute during each calendar year (or in the case of distributions with declaration and record dates falling in the last three months of the calendar year, by the end of January immediately following such year) are less than the sum of 85% of our REIT ordinary income for such year, 95% of our REIT capital gain net income for the year and any undistributed taxable income from prior periods. Any REIT taxable income and capital gain net income on which this excise tax is imposed for any year is treated as an amount distributed during that year for purposes of calculating such tax.

Like-Kind Exchanges.    We may dispose of properties in transactions intended to qualify as like-kind exchanges under the Internal Revenue Code. Such like-kind exchanges are intended to result in the deferral of gain for federal income tax purposes. The failure of any such transaction to qualify as a like-kind exchange could subject us to federal income tax, possibly including the 100% prohibited transaction tax, depending on the facts and circumstances surrounding the particular transaction.

Failure to Qualify

Pursuant to the 2004 Act, commencing with our taxable year beginning January 1, 2005, specified cure provisions will be available to us in the event that we violate a provision of the Internal Revenue Code that would result in our failure to qualify as a REIT. These cure provisions reduce the instances that could lead to our disqualification as a REIT for violations due to reasonable cause and instead generally require the payment of a monetary penalty.

If we fail to qualify for taxation as a REIT in any taxable year, and the relief provisions of the Internal Revenue Code do not apply, we will be required to pay tax, including any applicable alternative minimum tax, on our taxable income at regular corporate tax rates. Distributions to stockholders in any year in which we fail to qualify as a REIT will not be deductible by us, and we will not be required to distribute any amounts to our stockholders. As a result, we anticipate that our failure to qualify as a REIT would reduce our cash available for distribution to our stockholders. In addition, if we fail to qualify as a REIT, all distributions to stockholders will be taxable as regular corporate dividends to the extent of our current and accumulated earnings and profits, and, subject to certain limitations of the Internal Revenue Code, corporate distributees may be eligible for the dividends-received deduction. Unless entitled to relief under specific statutory provisions, we will also be disqualified from taxation as a REIT for the four taxable years following the year in which we lost our qualification. It is not possible to state whether in all circumstances we would be entitled to this statutory relief.

Tax Aspects of the Partnerships and Limited Liability Companies

General.    We own, directly or indirectly, interests in various partnerships and limited liability companies which we expect to be treated as partnerships (or disregarded entities) for federal income tax purposes. We may own additional partnerships and limited liability companies in the future. In general, entities that are classified as partnerships (or disregarded entities) for federal income tax purposes are “pass-through” entities which are not required to pay federal income tax. Rather, partners or members of such entities are allocated their pro rata shares of the items of income, gain, loss, deduction and credit of the entity, and are potentially required to pay tax thereon, without regard to whether the partners or members receive a distribution of cash from the entity. We include in our income our allocable share of the foregoing items, based on the partnership agreement, for purposes of computing our REIT taxable income. For purposes of applying the REIT income and asset tests, we include our allocable share of the income generated by and the assets held by the partnerships and limited liability companies in which we own an interest, including their shares of the income and assets of any subsidiary partnerships and limited liability companies, based on our capital interests in such entities. See “— Taxation of the Company.”

Our ownership of interests in such partnerships and limited liability companies involves special tax considerations. These special tax considerations include, for example, the possibility that the Internal Revenue

Service might challenge the status of one or more of the partnerships or limited liability companies in which we own an interest as partnerships (or disregarded entities), as opposed to associations taxable as corporations, for federal income tax purposes. If a partnership or limited liability company in which we own an interest, or one or more of its subsidiary partnerships or limited liability companies, were treated as an association, it would be taxable as a corporation and would be required to pay an entity-level tax on its income. In this situation, the character of our assets and items of gross income would change, and could prevent us from satisfying the REIT asset tests or the REIT income tests (see “—Asset Tests” and “—Income Tests”). This, in turn, could prevent us from qualifying as a REIT. See “—Failure to Qualify” for a discussion of the effect of our failure to meet these tests. In addition, a change in the tax status of one or more of the partnerships or limited liability companies in which we own an interest might be treated as a taxable event. If so, we might incur a tax liability without any related cash distributions.

Treasury Regulations that apply for tax periods beginning on or after January 1, 1997, provide that a domestic business entity not otherwise organized as a corporation (an “eligible entity”) may elect to be taxed as a partnership or disregarded entity for federal income tax purposes. Unless it elects otherwise, an eligible entity in existence prior to January 1, 1997, will have the same classification for federal income tax purposes that it claimed under the entity classification Treasury Regulations in effect prior to this date. In addition, an eligible entity which did not exist or did not claim a classification prior to January 1, 1997, will be classified as a partnership or disregarded entity for federal income tax purposes unless it elects otherwise. All of the partnerships and limited liability companies in which we own an interest intend to claim classification as partnerships or disregarded entities under these Treasury Regulations. As a result, we believe that these partnerships and limited liability companies will be classified as partnerships or disregarded entities for federal income tax purposes.

Allocations of Income, Gain, Loss and Deduction.    A partnership or limited liability company agreement generally will determine the allocation of income and losses among partners or members. These allocations, however, will be disregarded for tax purposes if they do not comply with the provisions of Section 704(b) of the Internal Revenue Code and the related Treasury Regulations. Generally, Section 704(b) of the Internal Revenue Code and the related Treasury Regulations require that partnership and limited liability company allocations respect the economic arrangement of the partners and members. If an allocation is not recognized for federal income tax purposes, the relevant item will be reallocated according to the partners’ or members’ interests in the partnership or limited liability company, as the case may be. This reallocation will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners or members with respect to such item. The allocations of taxable income and loss in each of the partnerships and limited liability companies in which we own an interest are intended to comply with the requirements of Section 704(b) of the Internal Revenue Code and the Treasury Regulations promulgated thereunder.

Tax Allocations With Respect to the Properties.    Under Section 704(c) of the Internal Revenue Code, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership or limited liability company in exchange for an interest in the partnership or limited liability company must be allocated in a manner so that the contributing partner or member is charged with the unrealized gain or benefits from the unrealized loss associated with the property at the time of the contribution. The amount of the unrealized gain or loss is generally equal to the difference between the fair market value or book value and the adjusted tax basis of the contributed property at the time of contribution. These allocations are solely for federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners or members. Some of the partnerships and/or limited liability companies in which we own an interest were formed by way of contributions of appreciated property. The relevant partnership and/or limited liability company agreements require that allocations be made in a manner consistent with Section 704(c) of the Internal Revenue Code. These allocations could cause us to be allocated (i) lower amounts of depreciation deductions for tax purposes than would be allocated to us if all contributed properties were to have a tax basis equal to their fair market value at the time of the contribution, and (ii) taxable gain in the event of a sale of such contributed properties in excess of the economic or book income allocated to us of as a result of the sale, with a corresponding benefit to the contributing partners or members. As a result, these allocations could make it more difficult for us to satisfy the REIT distribution requirements.

Taxation of Note Holders

This summary deals only with notes held as capital assets within the meaning of Section 1221 of the Internal Revenue Code and purchased upon the initial issuance at the price set forth on the cover of this prospectus supplement. Your tax treatment may vary depending on your particular situation, and this discussion does not address all the tax consequences that may be relevant to you in light of your particular circumstances. State, local and foreign income tax laws may differ substantially from the corresponding federal income tax laws, and this discussion does not purport to describe any aspect of the tax laws of any state, local or foreign jurisdiction. In addition, this discussion does not address the tax consequences relevant to persons who receive special treatment under the federal income tax law, except to the extent discussed under the heading “—Non-United States Holders” or where specifically noted. Holders receiving special treatment include, without limitation:

•	insurance companies;

•	tax-exempt organizations;

•	banks, thrifts or other financial institutions;

•	broker-dealers or dealers in securities or currencies;

•	“S” corporations;

•	traders in securities that elect to mark to market;

•	holders owning the notes as part of a straddle, hedging, integrated or conversion transaction or other risk reduction or constructive sale transaction;

•	persons holding the notes through a partnership or other pass-through entity;

•	holders subject to the alternative minimum tax;

•	United States holders (as defined below) whose functional currency is not the United States dollar;

•	United States expatriates;

•	REITs or regulated investment companies; or

•	holders that acquired our notes as compensation.

United States Holders

If you are a “United States holder,” as defined below, this section applies to you. Otherwise, the next section, “Non-United States Holders,” applies to you. You are a “United States holder” if you are a beneficial owner of a note and you are:

•	a citizen or resident of the United States;

•	a corporation or partnership, including a limited liability company or other entity treated as a corporation or partnership for United States federal income tax purposes, created or organized under the laws of the United States, any state thereof or the District of Columbia, unless, in the case of a partnership, Treasury Regulations provide otherwise;

•	an estate, the income of which is subject to United States federal income tax regardless of its source; or

•	a trust, if a United States court can exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust, or if the trust was in existence on August 20, 1996 and has elected to continue to be treated as a United States person.

Taxation of Stated Interest.    You generally must include interest on the notes in your federal taxable income as ordinary income:

•	when it accrues, if you use the accrual method of accounting for United States federal income tax purposes; or

•	when you actually or constructively receive it, if you use the cash method of accounting for United States federal income tax purposes.

Sale, Exchange, Redemption or Other Taxable Disposition of the Notes.    Unless a nonrecognition provision applies, you must recognize taxable gain or loss on the sale, exchange, redemption, retirement or other taxable disposition of a note. The amount of your gain or loss equals the difference between the amount you receive for the note in cash or other property, valued at fair market value, less the amount attributable to accrued but unpaid interest on the note, and your adjusted tax basis in the note. Your initial tax basis in a note generally will equal the price you paid for the note.

Your gain or loss generally will be long-term capital gain or loss if at the time the note is disposed of you have held it for more than one year. Otherwise, it will be short-term capital gain or loss. Payments attributable to accrued interest which you have not yet included in income will be taxed as ordinary interest income. The maximum federal income tax rate on long-term capital gain on most capital assets held by an individual is 15% for taxable years ending on or before December 31, 2008. Thereafter, such maximum tax rate is scheduled to increase to 20%. Your ability to deduct capital losses may be limited.

In certain circumstances, as described in “Description of the Notes—Redemption at Our Option,” the Company may be obligated to pay amounts in excess of stated interest or principal on the notes. According to Treasury Regulations, the possibility that any such payments in excess of stated interest or principal will be made will not affect the amount of interest income a United States holder recognizes if there is only a remote chance as of the date the notes were issued that such payments will be made. The Company believes that the likelihood that it will be obligated to make any such payments is remote. Therefore, the Company does not intend to treat the potential payment of these amounts as part of the yield to maturity of any notes. The Company’s determination that these contingencies are remote is binding on a United States holder unless such United States holder discloses its contrary position in the manner required by applicable Treasury Regulations. The Company’s determination is not, however, binding on the Internal Revenue Service, and if the Internal Revenue Service were to challenge this determination, a United States holder might be required to accrue income on its notes in excess of stated interest, and to treat as ordinary income rather than capital gain any income realized on the taxable disposition of a note before the resolution of the contingencies. In the event a contingency occurs, it would affect the amount and timing of the income recognized by a United States holder. If any such amounts are in fact paid, United States holders will be required to recognize such amounts as income.

Backup Withholding and Information Reporting.    Backup withholding may apply when you receive interest payments on a note or proceeds upon the sale or other disposition of a note. Certain holders including, among others, corporations, financial institutions and certain tax-exempt organizations, are generally not subject to backup withholding. In addition, backup withholding will not apply to you if you provide your social security or other taxpayer identification number in the prescribed manner unless:

•	the Internal Revenue Service notifies us or our agent that the taxpayer identification number you provided is incorrect;

•	you fail to report interest and dividend payments that you receive on your tax return and the Internal Revenue Service notifies us or our agent that backup withholding is required;

or

•	you fail to certify under penalty of perjury that backup withholding does not apply to you.

A United States holder of notes that does not provide us or our paying agent with its correct taxpayer identification number may be subject to penalties imposed by the Internal Revenue Service. If backup withholding does apply to you, you may request a refund of the amounts withheld or use the amounts withheld as a credit against your United States federal income tax liability as long as you provide the required information to the Internal Revenue Service. You should consult your tax advisor as to your qualification for exemption from backup withholding and the procedures for obtaining the exemption.

We will be required to furnish annually to the Internal Revenue Service and to you information relating to the amount of interest paid on the notes, and that information reporting may also apply to payments of proceeds to you from your sale of the notes. Some holders, including corporations, financial institutions and certain tax-exempt organizations, are generally not subject to information reporting.

Non-United States Holders

This section applies to you if you are a non-United States holder of notes. The term “non-United States holder” means a beneficial owner of a note that is not a United States holder.

Special rules may apply to certain non-United States holders such as “controlled foreign corporations” and “passive foreign investment companies.” Such entities are encouraged to consult their tax advisors to determine the United States federal, state, local and other tax consequences that may be relevant to them.

Payments of Interest.    If you are a non-United States holder of notes, interest paid to you will not be subject to United States federal income tax or withholding tax if the interest is not effectively connected with your conduct of a trade or business within the United States, and you:

•	do not actually or constructively own a 10% or greater interest in our capital or profits;

•	are not a controlled foreign corporation with respect to which we are a “related person” within the meaning of section 864(d)(4) of the Internal Revenue Code;

•	are not a bank that received such notes on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business; and

•	provide the appropriate certification as to your foreign status. You can generally meet this certification requirement by providing a properly executed Internal Revenue Service Form W-8BEN or appropriate substitute form to us or our paying agent. If you hold the notes through a financial institution or other agent acting on your behalf, you may be required to provide appropriate documentation to your agent. Your agent will then generally be required to provide appropriate certifications to us or our paying agent, either directly or through other intermediaries. Special certification rules apply to foreign partnerships, estates and trusts, and in certain circumstances certifications as to foreign status of partners, trust owners or beneficiaries may have to be provided to us or our paying agent.

If you do not qualify for an exemption under these rules, interest income from the notes may be subject to withholding tax at the rate of 30% (or lower applicable treaty rate) at the time such interest is paid. The payment of interest effectively connected with your United States trade or business, however, would not be subject to a 30% withholding tax so long as you provide us or our paying agent an adequate certification (currently on Internal Revenue Service Form W-8ECI), but such interest would be subject to United States federal income tax on a net basis at the rates applicable to United States persons generally. In addition, if you are a foreign corporation and the payment of interest is effectively connected with your United States trade or business, you may also be subject to a 30% (or lower applicable treaty rate) branch profits tax. To claim the benefit of a tax treaty, you must provide a properly executed Internal Revenue Service Form W-8BEN before the payment of interest and you may be required to obtain a United States taxpayer identification number and provide documentary evidence issued by foreign governmental authorities to prove residence in the foreign country.

Sale, Exchange, Redemption or Other Taxable Disposition of the Notes.    If you are a non-United States Holder, you generally will not be subject to United States federal income tax on any amount which constitutes capital gain upon retirement or disposition of a note, unless any of the following is true:

•	your investment in the notes is effectively connected with your conduct of a United States trade or business;

•	if you are a non-United States holder who is a nonresident alien individual holding the note as a capital asset, you are present in the United States for 183 or more days in the taxable year within which the sale, redemption or other disposition takes place, and certain other requirements are met; or

•	you are subject to provisions of United States tax laws applicable to certain United States expatriates.

If you are a holder described in the first bullet point above, you generally will be required to pay United States federal income tax on the net gain derived from the retirement or disposition of your notes, except as otherwise required by an applicable tax treaty. If you are a corporation, any such effectively connected gain received by you may also, under certain circumstances, be subject to the branch profits tax at a 30% rate (or such lower rate as may be prescribed under an applicable United States income tax treaty). If you are described in the second bullet point above, you will be subject to a flat 30% United States federal income tax on the gain derived from the retirement or disposition of your notes, which may be offset by United States source capital losses, even though you are not considered a resident of the United States. If you are a holder described in the third bullet point above, we encourage you to consult your tax advisor to determine the United States federal, state, local and other tax consequences that may be relevant to you.

Backup Withholding and Information Reporting.    No backup withholding or information reporting will generally be required with respect to interest paid to a non-United States holder of a note if the beneficial owner of the note provides the certification described above in “Non-United States Holders—Payments of Interest” or is an exempt recipient and, in each case, we do not have actual knowledge that the beneficial owner is a United States person.

Payments of the proceeds from a disposition by a non-United States holder of a note made to or through a foreign office of a broker will not be subject to information reporting or backup withholding, except that information reporting (but generally not backup withholding) may apply to those payments if the broker is:

•	a United States person, as defined in the Internal Revenue Code;

•	a controlled foreign corporation for United States federal income tax purposes;

•	a foreign person 50% or more of whose gross income is effectively connected with a United States trade or business for a specified three-year period; or

•	a foreign partnership, if at any time during its tax year, one or more of its partners are United States persons, as defined in Treasury Regulations, who in the aggregate hold more than 50% of the income or capital interest in the partnership or if, at any time during its tax year, the foreign partnership is engaged in a United States trade or business.

Payment of the proceeds from a disposition by a non-United States holder of a note made to or through the United States office of a broker is generally subject to information reporting and backup withholding requirements, unless the holder or beneficial owner of the note provides the certification described above in “Non-United States Holders—Payments of Interest” or otherwise establishes an exemption from back-up withholding.

If you are a non-United States holder of notes, you should consult your tax advisor regarding the application of information reporting and backup withholding in your particular situation, the availability of an exemption therefrom, and the procedure for obtaining the exemption, if available. Any amounts withheld from payments to you under the backup withholding rules will be allowed as a refund or a credit against your federal income tax liability, provided that the required information is furnished to the Internal Revenue Service.

Other Tax Consequences

State, local and foreign income tax laws may differ substantially from the corresponding federal income tax laws, and this discussion does not purport to describe any aspect of the tax laws of any state, local or foreign jurisdiction. You should consult your tax advisor regarding the effect of state and local tax laws with respect to our tax treatment as a REIT and on an investment in the notes.

UNDERWRITING

We and the underwriters for the offering named below have entered into an underwriting agreement dated May 12, 2005 with respect to the notes. Subject to certain conditions, each underwriter has severally agreed to purchase the amount of notes indicated in the following table.

Underwriters	Principal Amount of Notes
Banc of America Securities LLC	$60,000,000
J.P. Morgan Securities Inc.	60,000,000
Commerzbank Capital Markets Corp.	8,250,000
Wachovia Capital Markets, LLC	8,250,000
KeyBanc Capital Markets, a division of McDonald Investments Inc.	4,500,000
PNC Capital Markets, Inc.	4,500,000
Scotia Capital (USA) Inc.	4,500,000

Total	$150,000,000

The underwriters are committed to take and pay for all of the notes being offered, if any are taken.

Notes sold by the underwriters to the public will initially be offered at the public offering price set forth on the cover of this prospectus supplement. Any notes sold by the underwriters to securities dealers may be sold at a discount from the public offering price of up to 0.350% of the principal amount of the notes. Any such securities dealers may resell any notes purchased from the underwriters to certain other brokers or dealers at a discount from the public offering price of up to 0.250% of the principal amount of the notes. If all the notes are not sold at the initial offering price, the underwriters may change the offering price and the other selling terms.

The notes are a new issue of securities with no established trading market. We have been advised by the underwriters that the underwriters intend to make a market in the notes but are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the notes.

In connection with the offering, the underwriters may purchase and sell notes in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of notes than they are required to purchase in the offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the notes while the offering is in progress.

The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased notes sold by or for the account of such underwriter in stabilizing or short covering transactions.

These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the notes. As a result, the price of the notes may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected in the over-the-counter market or otherwise.

We estimate that our share of the total expenses of the offering, excluding underwriting discounts and commissions, will be approximately $300,000.

The underwriters and their affiliates have engaged from time to time in investment, commercial banking and other financial transactions with us, including acting as counterparties to us with respect to hedging relationships, for which they have received customary compensation, including in connection with a rate lock arrangement we entered into with J.P. Morgan Securities Inc. that will settle on May 19, 2005. Each of the underwriters in this offering is affiliated with a lender under our $350 million unsecured credit facility. Because we intend to use the net proceeds from this offering to repay a portion of the borrowings under our unsecured credit facility, more than 10% of the net proceeds of the offering may be paid to these banking affiliates of the underwriters. We are conducting this offering in compliance with an exemption contained in Rule 2710(h) of the Conduct Rules of the National Association of Securities Dealers, Inc.

Certain of the underwriters will make the notes available for distribution on the Internet through a proprietary website and/or a third-party system operated by MarketAxess Corporation, a registered broker-dealer and an Internet-based communications technology provider. MarketAxess Corporation is providing the system as a conduit for communications between these underwriters and their respective customers and is not a party to any transactions. MarketAxess Corporation will receive compensation from these underwriters based on transactions they conduct through the system. These underwriters will make the notes available to their respective customers through the Internet distributions, whether made through a proprietary or third-party system, on the same terms as distributions made through other channels.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933.

We expect that the delivery of the notes will be made against payment therefor on or about the closing date specified on the cover page of this prospectus supplement, which is the 5th business day following the date of this prospectus supplement (the settlement cycle being referred to as “T+5”). Under Rule 15c6-1 of the Securities and Exchange Commission promulgated under the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in three business days, unless the parties to that trade expressly agree otherwise at the time of the trade. Accordingly, purchasers who wish to trade the notes on the date of pricing or the next succeeding business day will be required, by virtue of the fact that the notes initially will settle in T+5, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement and should consult their own adviser.

VALIDITY OF THE SECU RITIES

Latham & Watkins LLP, San Francisco, California will pass upon certain legal matters relating to our issuance and sale of the notes, including certain of the legal matters described in the accompanying prospectus under “United States Federal Income Tax Considerations Related to Our REIT Election” as supplemented by the information set forth in this prospectus supplement under “Supplemental United States Federal Income Tax Considerations.” Certain other legal matters relating to Maryland law will be passed upon by Ballard Spahr Andrews & Ingersoll, LLP, Baltimore, Maryland, our Maryland counsel. Milbank, Tweed, Hadley & McCloy LLP, New York, New York will pass upon certain legal matters for the underwriters.

PROSPECTUS

$700,000,000

BRE PROPERTIES, INC.

Debt Securities

Preferred Stock

Common Stock

We may, from time to time in one or more offerings, sell up to $700,000,000 in the aggregate of:

•	our secured or unsecured debt securities, in one or more series, which may be either senior, senior subordinated or subordinated debt securities;

•	shares of our preferred stock, par value $0.01 per share, in one or more series;

•	shares of our common stock, par value $0.01 per share; or

•	any combination of the securities listed above.

We will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest.

Our common stock is traded on the New York Stock Exchange under the symbol “BRE.” On March 29, 2004, the last reported sale price for our common stock on the New York Stock Exchange was $33.60 per share.

See “ Risk Factors” beginning on page 1 for a discussion of material risks that you should consider before you invest in our securities being sold with this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 13, 2004.

We have not authorized any dealer, salesperson or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and the accompanying prospectus supplement. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or the accompanying prospectus supplement as if we had authorized it. This prospectus and the accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor does this prospectus and the accompanying prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and the accompanying prospectus supplement is correct on any date after their respective dates, even though this prospectus or a prospectus supplement is delivered or securities are sold on a later date.

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FORWARD-LOOKING STATEMENTS

In addition to historical information, we have made forward-looking statements in this prospectus, the accompanying prospectus supplement and the documents incorporated by reference within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including those pertaining to anticipated closings of transactions and uses of proceeds and our capital resources, portfolio performance and results of operations. Forward-looking statements involve numerous risks and uncertainties and should not be relied upon as predictions of future events and there can be no assurance that the events or circumstances reflected in these statements will be achieved or will occur. You can identify forward-looking statements by the use of forward-looking terminology including “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “pro forma,” “estimates,” or “anticipates” or the negative of these words and phrases or other variations of these words and phrases or comparable terminology, or by discussions of strategy, plans or intentions. Forward-looking statements are necessarily dependent on assumptions, data or methods that may be incorrect or imprecise and may be incapable of being realized.

The factors that could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements include those set forth in the risk factors incorporated by reference in this prospectus and the accompanying prospectus supplement from our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference into this prospectus and the accompanying prospectus supplement. You are cautioned not to place undue reliance on forward-looking statements, which reflect management’s analysis only. We assume no obligation to update forward-looking statements.

AVAILABLE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You can inspect and copy these reports, proxy statements and other information at the public reference facilities of the Securities and Exchange Commission, in Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. You can also obtain copies of these materials from the public reference section of the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference rooms. The Securities and Exchange Commission also maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission (http://www.sec.gov).

This prospectus constitutes part of a registration statement on Form S-3 filed under the Securities Act with respect to the securities. As permitted by the Securities and Exchange Commission’s rules, this prospectus omits some of the information, exhibits and undertakings included in the registration statement. You may read and copy the information omitted from this prospectus but contained in the registration statement, as well as the periodic reports and other information we file with the Securities and Exchange Commission, at the public reference facilities maintained by the Securities and Exchange Commission in Washington, D.C.

Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance we refer you to the copy of the contract or document filed as an exhibit to the registration statement, each statement being qualified in all respects by that reference.

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INCORPORATION BY REFERENCE

We have elected to “incorporate by reference” certain information into this prospectus. By incorporating by reference, we can disclose important information to you by referring you to another document we have filed separately with the Securities and Exchange Commission. The information incorporated by reference is deemed to be part of this prospectus, except for information incorporated by reference that is superseded by information contained in this prospectus. This prospectus incorporates by reference the documents set forth below that we have previously filed with the Securities and Exchange Commission:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2003, including the information specifically incorporated by reference into our Form 10-K from our definitive proxy statement for our 2004 Annual Meeting of Stockholders;

•	Current Reports on Form 8-K, filed with the Securities and Exchange Commission on January 22, 2004, February 23, 2004, February 24, 2004, March 1, 2004, March 16, 2004 and March 31, 2004;

•	the description of our Common Stock contained in our Registration Statement on Form 8-B (File No. 001-14306), filed with the Securities and Exchange Commission on March 7, 1996;

•	the description of our 8.08% Series B Cumulative Redeemable Preferred Stock contained in our Registration Statement on Form 8-A (File No. 001-14306), filed with the Securities and Exchange Commission on June 17, 2002; and

•	the description of our 6.75% Series C Cumulative Redeemable Preferred Stock contained in our Registration Statement on Form 8 A (File No. 001-14306), filed with the Securities and Exchange Commission on March 1, 2004.

We are also incorporating by reference all other reports that we file with the Securities and Exchange Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act between the date of this prospectus and the termination of the offering.

This prospectus may not be used to consummate sales of offered securities unless accompanied by a prospectus supplement. The delivery of this prospectus together with a prospectus supplement relating to particular offered securities in any jurisdiction shall not constitute an offer in the jurisdiction of any other securities covered by this prospectus.

We will provide to each person, including any beneficial owner, to whom this prospectus is delivered a copy of any or all of the information that we have incorporated by reference into this prospectus but not delivered with this prospectus. To receive a free copy of any of the documents incorporated by reference in this prospectus, other than exhibits, unless they are specifically incorporated by reference in those documents, call or write to BRE Properties, Inc., Attention: Investor Relations, 44 Montgomery Street, 36th Floor, San Francisco, California 94104-4809 (telephone (415) 445-6530). The information relating to us contained in this prospectus does not purport to be comprehensive and should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference in this prospectus.

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RISK FACTORS

Before you decide whether to purchase any of our securities, in addition to the other information in this prospectus and the accompanying prospectus supplement, you should carefully consider the risk factors set forth under the heading “Risk Factors” in the section entitled “Business” in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which are incorporated by reference into this prospectus and the accompanying prospectus supplement, as the same may be updated from time to time by our future filings under the Securities Exchange Act. For more information, see the section entitled “Incorporation by Reference.”

BRE PROPERTIES, INC.

We are a self-administered equity real estate investment trust, or REIT, focused on the development, acquisition and management of multifamily apartment communities in nine metropolitan markets of the Western United States. At December 31, 2003, our portfolio had real estate assets with a book value of approximately $2.2 billion, which included 80 wholly or majority-owned completed multifamily communities, aggregating 22,981 units, two apartment communities that we manage and own in joint venture arrangements, comprised of 488 apartment units and seven wholly-owned apartment communities in various stages of construction and development, totaling 1,388 units

We have been a publicly-traded company since our founding in 1970. Our principal executive offices are located at 44 Montgomery Street, 36th Floor, San Francisco, California 94104 and our telephone number is (415) 445-6530. BRE Properties, Inc. and the BRE logo are our service marks. All other service marks and all brand names or trademarks appearing in this prospectus are the property of their respective holders.

USE OF PROCEEDS

Except as otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities for general corporate purposes, which may include repayment of debt, redemption of securities, investing in additional multifamily apartment communities, funding development activities, capital expenditures and increasing our working capital. Pending the application of the net proceeds, we expect to invest the proceeds in investment-grade, interest-bearing securities or to temporarily reduce borrowings under revolving credit facilities.

RATIOS OF EARNINGS TO FIXED CHARGES AND EARNINGS TO FIXED CHARGES

AND PREFERRED STOCK DIVIDENDS

The following tables set forth our ratios of earnings to fixed charges and earnings to fixed charges and preferred stock dividends for the periods indicated:

Ratios of Earnings to Fixed Charges

Fiscal Year Ended December 31,
1999	2000	2001	2002	2003
2.4	2.2	2.3	2.0	1.9

Our ratios of earnings to fixed charges are computed by dividing earnings by fixed charges. Earnings consist of our net income before gains (losses) on sales of investments in rental properties and minority interests in income plus provision for unusual charges and fixed charges, excluding capitalized interest and preferred stock dividends. Fixed charges consist of interest payments and rental payments.

Ratios of Earnings to Fixed Charges and Preferred Stock Dividends

Fiscal Year Ended December 31,
1999	2000	2001	2002	2003
2.2	2.1	2.1	1.8	1.6

Our ratios of earnings to fixed charges and preferred stock dividends are computed by dividing earnings by fixed charges and preferred stock dividends. Earnings consist of our net income before gains (losses) on sales of investments in rental properties and minority interests in income plus provision for unusual charges and fixed charges, excluding capitalized interest and preferred stock dividends. Fixed charges consist of interest payments and rental payments.

GENERAL DESCRIPTION OF SECURITIES

We, directly or through agents, dealers or underwriters designated from time to time, may offer, issue and sell, together or separately, in one or more offerings, up to $700,000,000 in the aggregate of:

•	secured or unsecured debt securities, in one or more series, which may be either senior debt securities, senior subordinated debt securities or subordinated debt securities;

•	shares of our preferred stock, par value $0.01 per share, in one or more series;

•	shares of our common stock, par value $0.01 per share; or

•	any combination of the securities listed above, either individually or as units consisting of one or more of the securities listed above, each on terms to be determined at the time of sale.

We may issue the debt securities as exchangeable for and/or convertible into shares of common stock, preferred stock and/or other securities. The preferred stock may also be exchangeable for and/or convertible into shares of common stock, another series of preferred stock, or other securities. The debt securities, the preferred stock and the common stock are collectively referred to in this prospectus as the securities. When a particular series of securities is offered, a supplement to this prospectus will be delivered with this prospectus, which will set forth the terms of the offering and sale of the offered securities.

DESCRIPTION OF DEBT SECURITIES

This prospectus describes certain general terms and provisions of our debt securities. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. The following description of debt securities will apply to the debt securities offered by this prospectus unless we provide otherwise in the applicable prospectus supplement and in a supplement to the indenture, a board resolution or an officers’ certificate delivered pursuant to the indenture. The applicable prospectus supplement for a particular series of debt securities may specify different or additional terms.

We may offer under this prospectus up to $700,000,000 aggregate principal amount of secured or unsecured debt securities, or if debt securities are issued at a discount, or in a foreign currency or composite currency, such principal amount as may be sold for an initial public offering price of up to $700,000,000. The debt securities may be either senior debt securities, senior subordinated debt securities or subordinated debt securities.

The debt securities are our obligations exclusively. Because a significant portion of our operations is conducted through our subsidiaries, our cash flow and consequent ability to service our debt, including the debt securities, are partially dependent on the earnings of our subsidiaries and the debt securities will be effectively subordinated to all existing and future indebtedness, guarantees and other liabilities of our subsidiaries. Although our existing indenture with JP Morgan Chase & Co., discussed below, imposes limitations on the incurrence of additional indebtedness, we and our subsidiaries will retain the ability to incur substantial additional indebtedness.

The debt securities will be issued under one or more indentures. Senior debt securities and subordinated debt securities will be issued pursuant to separate indentures, respectively, a senior indenture and a subordinated indenture, in each case between us and a trustee, which may be the same trustee. The senior indenture, with respect to any senior debt securities offered by this prospectus, will be the indenture between us and JP Morgan Chase & Co. (successor in interest to Chase Manhattan Bank and Trust Company, National Association), filed as an exhibit to the registration statement of which this prospectus is a part, or another senior indenture, the form of which is filed as an exhibit to the registration statement of which this prospectus is a part. The senior indenture and the subordinated indenture, as amended or supplemented from time to time, are sometimes referred to collectively as the “indentures.” The indentures will be subject to and governed by the Trust Indenture Act of 1939, as amended. The descriptions of the debt securities and the indentures set forth in this prospectus and in any prospectus supplement do not purport to be complete and are subject to and qualified in their entirety by reference to the forms of indentures and debt securities, which have been or will be filed as exhibits to the registration statement of which this prospectus is a part or incorporated by referenced by a Form 8-K. In the summary below, we have included parenthetical cross-references to the section numbers of the indentures so that you can easily locate these provisions.

You can find the definitions of certain terms used in this description under the subheading “Certain Definitions.”

General

The debt securities will be our direct, secured or unsecured obligations. Each indenture will provide that the debt securities issued under the indenture may be issued without limit as to aggregate principal amount, in one or more series, in each case as established from time to time in or pursuant to authority granted by a resolution of our board of directors or as established in one or more indentures supplemental to the applicable indenture. The terms of any debt securities within any series may differ from the terms of any other debt securities in that series. All debt securities of one series need not be issued at the same time and, unless otherwise provided, a series may be reopened, without the consent of the holders of the debt securities of the series, for issuances of additional debt securities of the series. (Section 301) Any trustee under the applicable indenture may resign or be removed with respect to one or more series of debt securities issued under the indenture, and a successor trustee may be appointed to act with respect to that series.

Reference is made to each prospectus supplement for the specific terms of the series of debt securities being offered by that prospectus supplement, including:

(1) The title of the debt securities which will distinguish the debt securities of the securities from all other series of debt securities;

(2) Any limit on the aggregate principal amount of the debt securities of the series that may be authenticated and delivered under the applicable indenture;

(3) The date or dates, or the method for determining the date or dates, on which the principal of the debt securities of the series will be payable;

(4) The rate or rates at which the debt securities of the series will bear interest, if any, or the method by which the rate or rates will be determined;

(5) The date or dates from which interest will accrue, or the method for determining the date or dates, the interest payment dates on which the interest will be payable, the regular record dates, if any, for the interest payable on any registered debt security on any interest payment dates, or the method by which such dates will be determined, and the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months;

(6) The place or places, if any, other than or in addition to the Borough of Manhattan, the City of New York, where the principal of, and premium, if any, interest, if any, on, and additional amounts, if any, payable in respect of the debt securities of the series will be payable, any registered debt securities of the series may be surrendered for registration of transfer, exchange or, if applicable, conversion, and notices or demands to or upon us in respect of the debt securities of the series and the applicable indenture may be served;

(7) The period or periods within which, the price or prices at which, the currency or currencies, currency unit or units or composite currency or currencies in which, and the other terms and conditions upon which, the debt securities of the series may be redeemed, in whole or in part, at our option, if we are to have an option;

(8) Our obligation, if any, to redeem, repay or purchase the debt securities of the series pursuant to any sinking fund or analogous provision or at the option of a holder, and the period or periods within which, or the date or dates on which, the price or prices at which, the currency or currencies, currency unit or units or composite currency or currencies in which, and other terms and conditions upon which the debt securities of the series will be redeemed, repaid or purchased, in whole or in part, pursuant to any obligation;

(9) If other than denominations of $1,000 and any integral multiple thereof, the denominations in which any registered debt securities of the series will be issuable and, if other than the denomination of $5,000, the denomination or denominations in which any bearer debt securities of the series will be issuable;

(10) If other than the trustee, the identity of each security registrar and/or paying agent;

(11) If other than 100% of the principal amount thereof, the portion of the principal amount of the debt securities of the series payable upon declaration of acceleration of the maturity thereof or, if applicable, the portion of the principal amount of the debt securities of the series which is convertible, in accordance with the provisions of the applicable indenture, or the method by which the portion shall be determined;

(12) If other than United States dollars, the foreign currency or foreign currencies in which payment of the principal of, and premium, if any, or interest or additional amounts, if any, on the debt securities of the series are payable or denominated;

(13) Whether the amount of payments of principal of, and premium, if any, or interest, if any, on the debt securities of the series may be determined with reference to an index, formula or other method, which index, formula or method may be based, without limitation, on one or more currencies, currency units or composite currencies, commodities, equity indices or other indices, and the manner in which the amounts shall be determined;

(14) Whether the principal of, and premium, if any, or interest or additional amounts, if any, on the debt securities of the series are to be payable, at our election or at the election of a holder, in a currency or currencies, currency unit or units or composite currency or currencies other than that in which the debt securities are denominated or stated to be payable, the period or periods within which, and the terms and conditions upon which, an election may be made, and the time and manner of, and identity of the exchange rate agent with responsibility for, determining the exchange rate between the currency or currencies, currency unit or units or composite currency or currencies in which the debt securities are denominated or stated to be payable and the currency or currencies, currency unit or units or composite currency or currencies in which the debt securities are to be so payable;

(15) Provisions, if any, granting special rights to the holders of debt securities of the series upon the occurrence of events as may be specified;

(16) Any deletions from, modifications of, or additions to the events of default or covenants with respect to the debt securities of the series, whether or not these events of default or covenants are consistent with the events of default or covenants set forth in the applicable indenture;

(17) Whether debt securities of the series are to be issuable as registered debt securities, bearer debt securities, with or without coupons, or both, any restrictions applicable to the offer, sale or delivery of bearer debt securities and the terms upon which bearer debt securities of the series may be exchanged for registered debt securities of the series and vice versa, if permitted by applicable laws and regulations;

(18) Whether any debt securities of the series are to be issuable initially in temporary global form and whether any debt securities of the series are to be issuable in permanent global form with or without coupons and, if so, whether beneficial owners of interests in any permanent global debt security may exchange their interests for definitive debt securities of the same series and of like tenor of any authorized form and denomination and the circumstances under which any of these exchanges may occur, if other than in the manner provided in certain provisions of the applicable indenture, and, if registered debt securities of the series are to be issuable as a global debt security, the identity of the initial depository for that series;

(19) The date as of which any bearer debt securities of the series and any temporary global debt security representing outstanding debt securities of the series will be dated if other than the date of original issuance of the first debt security of the series to be issued;

(20) The person to whom any interest on any registered debt security of the series will be payable, if other than the person in whose name that debt security, or one or more predecessor debt securities, is registered at the close of business on the regular record date for that interest, the manner in which, or the person to whom, any interest on any bearer debt security of the series will be payable, if otherwise than upon presentation and surrender of the coupons appertaining thereto as they severally mature, and the extent to which, or the manner in which, any interest payable on a temporary global debt security on an interest payment date will be paid if other than in the manner otherwise provided;

(21) The applicability, if any, of the defeasance and discharge and covenant defeasance provisions of the applicable indenture and any provisions in modification of, in addition to or in lieu of those provisions;

(22) If the debt securities of the series are to be issuable in definitive form, whether upon original issue or upon exchange of a temporary debt security of that series, only upon receipt of certain certificates or other documents or satisfaction of other conditions, then the form and/or terms of those certificates, documents or conditions;

(23) Whether and under what circumstances we will pay additional amounts on the debt securities of the series to any holder who is not a United States person, in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem the debt securities rather than pay the additional amounts, and the terms of any such option;

(24) Our obligation, if any, to permit the conversion of the debt securities of the series into our common shares or preferred shares or into other securities or property, as the case may be, and the terms and conditions upon which the conversion will be effected, which may include, without limitation, the initial conversion price or rate, the conversion period, any adjustment of the applicable conversion price and any requirements relative to the reservation of the shares for purposes of conversion; and

(25) Any other terms of the series and any deletions from or modifications or additions to the applicable indenture in respect of the debt securities, whether or not consistent with the other provisions of the indenture.

The debt securities may be original issue discount securities, which means that they would provide for less than the entire principal amount to be payable upon declaration of acceleration of the maturity. Any material United States federal income tax, accounting and other considerations applicable to original issue discount securities will be described in the applicable prospectus supplement.

Except as set forth below under the captions “Certain Covenants—Aggregate Debt Test,” “—Maintenance of Total Unencumbered Assets,” “—Debt Service Test” and “—Secured Debt Test,” which relate solely to our existing senior indenture, the indentures will not contain any provision that would limit our ability to incur indebtedness or that will afford holders of debt securities protection in a highly leveraged or similar action or in the event of a change of control. However, certain restrictions on ownership and transfers of our equity securities designed to preserve our status as a real estate investment trust may act to prevent or hinder a change of control.

Denominations, Interest, Registration and Transfer

Unless otherwise described in the applicable prospectus supplement, the registered debt securities of any series will be issuable in denominations of $1,000 and integral multiples of $1,000. The bearer debt securities of the series, other than bearer debt securities issued in global form, will be issuable in denominations of $5,000. (Section 302)

Unless otherwise specified in the applicable prospectus supplement, the principal of, and premium, if any, and interest, if any, and additional amounts, if any, on any series of debt securities will be payable at the office or agency maintained by us for that purpose; provided that, at our option, payment of interest may be made by check mailed to the address of the person entitled to payment as it appears in the security register or by transfer of funds to that person at an account maintained within the United States. (Sections 301, 305, 306, 307 and 1002)

Unless otherwise described in the applicable prospectus supplement, all payments of principal of, and premium, if any, and interest, if any, on any debt security that are payable in a foreign currency that ceases to be used by its government of issuance shall be made in United States dollars.

Any defaulted interest—interest not punctually paid or duly provided for on any interest payment date with respect to a debt security—will cease to be payable to the holder on the applicable regular record date and may either be paid to the person in whose name the debt security is registered at the close of business on a special record date for the payment of the defaulted interest to be fixed by the applicable trustee, notice of which will be given to the holder of the debt security not more than 15 days and not less than 10 days prior to the special record date, or may be paid at any time in any other lawful manner, all as more completely described in the applicable indenture. (Section 307)

Subject to certain limitations applicable to debt securities issued in book-entry form, the debt securities of any series will be exchangeable for other debt securities of the same series, and of a like aggregate principal amount and tenor, in any authorized denominations upon surrender of the debt securities at the office or agency maintained by us for that purpose. In addition, subject to certain limitations applicable to debt securities issued in book-entry form, the debt securities of any series may be surrendered for conversion, if applicable, or registration of transfer thereof at the office or agency maintained by us for that purpose. Every debt security surrendered for conversion, if applicable, registration of transfer or exchange must be duly endorsed or accompanied by a written instrument of transfer. No service charge will be made for any registration of transfer or exchange of any debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a registration of transfer or exchange. (Section 305)

If the applicable prospectus supplement refers to any transfer agent initially designated by us with respect to any series of debt securities, we may at any time rescind the designation of any such transfer agent or approve a change in the location at which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the series. We may at any time designate additional transfer agents with respect to any series of debt securities. (Section 1002)

Neither we nor any trustee will be required:

•	to issue, register the transfer of or exchange debt securities of any series if the debt securities may be among those selected for redemption during a period beginning at the opening of business 15 days before selection of debt securities of that series to be redeemed and ending at the close of business on:

•	the day of the mailing of the relevant notice of redemption, if the debt securities are issuable only in registered form; or

•	the day of the first publication of the relevant notice of redemption, if the debt securities are issuable in bearer form, or the day of mailing of the relevant notice of redemption, if the debt securities are also issuable in registered form and there is no publication;

•	to register the transfer of or exchange any debt security in registered form, or portion thereof, called for redemption, except the unredeemed portion of any debt security being redeemed in part;

•	to exchange any debt security in bearer form so selected for redemption except in exchange for a debt security in registered form which is simultaneously surrendered for redemption; or

•	to issue, register the transfer of or exchange any debt security which has been surrendered for repayment at the option of the holder, except the portion, if any, of the debt security not to be so repaid. (Section 305)

Merger, Consolidation or Sale

Each indenture will provide that we will not, in any transaction or series of related transactions, consolidate with, or sell, lease, assign, transfer or otherwise convey all or substantially all of our assets to, or merge with or into, any other person, unless:

•	either we shall be the continuing corporation, or the successor person, if other than us, formed by or resulting from any consolidation or merger or which shall have received the transfer of all or substantially all of our assets is a corporation organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and shall expressly assume, by supplemental indenture executed by the successor corporation and delivered to the trustee, the due and punctual payment of the principal of, and premium, if any, and interest, if any, on and all additional amounts, if any, payable in respect of all of the outstanding debt securities issued under the indenture and the due and punctual performance and observance of all of the other covenants and conditions contained in the outstanding debt securities and the indenture to be performed or observed by us;

•	immediately after giving effect to the transaction and treating any Debt, including Acquired Debt, which becomes our obligation or an obligation of any of our subsidiaries as a result thereof as having been incurred by us or the subsidiary at the time of the transaction, no event of default under the applicable indenture, and no event of default, and no event which, after notice or the lapse of time or both, would become an event of default, shall have occurred and be continuing; and

•	an officers’ certificate and legal opinion concerning the conditions precedent will be delivered to the relevant trustee.

In the event that we are not the continuing corporation, then, for purposes of the second bullet point above, the references to us shall be deemed to refer to the successor corporation. (Sections 801 and 803)

Upon any merger, consolidation, sale, assignment, transfer, lease or conveyance in which we are not the continuing corporation, the successor corporation formed by the consolidation or into which we are merged or to which the sale, assignment, transfer, lease or other conveyance is made shall succeed to us, and be substituted for us, and may exercise all of our rights and powers under the relevant indenture with the same effect as if the successor corporation had been named as the Company under the indenture and thereafter, except in the case of a lease, we shall be released from our obligations under the indenture and the debt securities. (Section 802)

Certain Covenants

The existing senior indenture contains the following covenants:

Aggregate Debt Test. We will not, and will not cause or permit any of our subsidiaries to, incur any Debt, including, without limitation, Acquired Debt, if, immediately after giving effect to the incurrence of that Debt and the application of the proceeds therefrom on a pro forma basis, the aggregate principal amount of all of our outstanding Debt and all of the outstanding Debt of our subsidiaries, determined on a consolidated basis in accordance with generally accepted accounting principles, is greater than 60% of the sum of, without duplication:

•	the Total Assets of us and our subsidiaries as of the last day of the then most recently ended fiscal quarter; and

•	the aggregate purchase price of any real estate assets or mortgages receivable acquired, and the aggregate amount of any securities offering proceeds received, to the extent the proceeds were not used to acquire real estate assets or mortgages receivable or used to reduce Debt, by us or any of our subsidiaries since the end of that fiscal quarter, including the proceeds obtained from the incurrence of that additional Debt, determined on a consolidated basis in accordance with generally accepted accounting principles. (Section 1004)

Debt Service Test. We will not, and will not cause or permit any of our subsidiaries to, incur any Debt, including, without limitation, Acquired Debt, if the ratio of Consolidated Income Available for Debt Service to the Annual Debt Service Charge for the period consisting of the four consecutive fiscal quarters most recently ended prior to the date on which the additional Debt is to be incurred shall have been less than 1.5:1 on a pro forma basis after giving effect to the incurrence of that Debt and the application of the proceeds therefrom, and calculated on the assumption that:

•	the Debt and any other Debt, including, without limitation, Acquired Debt, incurred by us or any of our subsidiaries since the first day of the relevant four-quarter period had been incurred, and the application of the proceeds therefrom, including to repay or retire other Debt, had occurred, on the first day of the period;

•	the repayment or retirement of any of our other Debt or any other Debt of our subsidiaries since the first day of the relevant four-quarter period had occurred on the first day of the period, except that, in making the computation, the amount of Debt under any revolving credit facility, line of credit or similar facility shall be computed based upon the average daily balance of that Debt during the relevant period; and

•	in the case of any acquisition or disposition by us or any of our subsidiaries of any asset or group of assets, in any such case with a fair market value, determined in good faith by our board of directors, in excess of $1 million, since the first day of the relevant four-quarter period, whether by merger, stock purchase or sale or asset purchase or sale or otherwise, that acquisition or disposition had occurred as of the first day of the period with the appropriate adjustments with respect to the acquisition or disposition being included in the pro forma calculation.

If the Debt giving rise to the need to make the calculation listed above or any other Debt incurred after the first day of the relevant four-quarter period bears interest at a floating rate then, for purposes of calculating the Annual Debt Service Charge, the interest rate on that Debt shall be computed on a pro forma basis as if the average rate which would have been in effect during the entire relevant four-quarter period had been the applicable rate for the entire period. (Section 1005)

Secured Debt Test. We will not, and will not cause or permit any of our subsidiaries to, incur any Debt, including, without limitation, Acquired Debt, secured by any lien on any of our property or assets or any of the property or assets of our subsidiaries, whether owned on the date of the indenture or thereafter acquired, if, immediately after giving effect to the incurrence of the Debt and the application of the proceeds from the Debt on a pro forma basis, the aggregate principal amount, determined on a consolidated basis in accordance with generally accepted accounting principles, of all outstanding Debt of ours and all outstanding Debt of our subsidiaries which is secured by any lien on our property or assets or any lien on property or assets of our subsidiaries is greater than 40% of the sum of, without duplication:

•	the Total Assets of us and our subsidiaries as of the last day of the then most recently ended fiscal quarter; and

•	the aggregate purchase price of any real estate assets or mortgages receivable acquired, and the aggregate amount of any securities offering proceeds received, to the extent those proceeds were not used to acquire real estate assets or mortgages receivable or used to reduce Debt, by us or any of our subsidiaries since the end of the relevant fiscal quarter, including the proceeds obtained from the incurrence of that additional Debt, determined on a consolidated basis in accordance with generally accepted accounting principles. (Section 1006)

Maintenance of Total Unencumbered Assets. We will, and will cause our subsidiaries to, have at all times Total Unencumbered Assets of not less than 150% of the aggregate principal amount of all outstanding Unsecured Debt of us and our subsidiaries, determined on a consolidated basis in accordance with generally accepted accounting principles. (Section 1007)

The form senior and subordinated indentures do not contain any of the covenants described above and do not contain any other limitation on the amount of Debt of any kind which we or our subsidiaries may incur. The indentures will not limit the amount of dividends or other distributions which we may pay to our stockholders.

Each indenture will contain the following covenants:

Existence. Except as permitted under the provisions of the relevant indenture described in “—Merger, Consolidation or Sale,” we will do or cause to be done all things necessary to preserve and keep in full force and effect our corporate existence, rights, charter and statutory, and franchises; provided, however, that we will not be required to preserve any right or franchise if our board of directors determines that the preservation thereof is no longer desirable in the conduct of our business and that the loss thereof is not disadvantageous in any material respect to the holders of the debt securities outstanding under the indenture. (Section 1008 of the existing indenture and Section 1004 of the form senior and subordinated indentures)

Maintenance of Properties. We will cause all of our properties used or useful in the conduct of our business or the business of any subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in our judgment may be necessary so that the business carried on in connection with our properties may be properly and advantageously conducted at all times; provided, however, that we and our subsidiaries will not be prevented from selling or otherwise disposing of for value their respective properties in the ordinary course of business. (Section 1009 of the existing indenture and Section 1005 of the form senior and subordinated indentures)

Insurance. Each indenture will require us to, and to cause each of our subsidiaries to, keep in force upon all of our properties and operations policies of insurance carried with responsible companies in amounts and covering all risks as shall be customary in the industry in accordance with prevailing market conditions and availability. (Section 1010 of the existing indenture and Section 1006 of the form senior and subordinated indentures)

Payment of Taxes and Other Claims. We will pay or discharge or cause to be paid or discharged, before they become delinquent:

•	all taxes, assessments and governmental charges levied or imposed upon us or any subsidiary or upon any of our income, profits or property or the income, profits or property of any subsidiary; and

•	all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon our property or the property of any subsidiary, provided, however, that we will not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings. (Section 1011 of the existing indenture and Section 1007 of the form senior and subordinated indentures)

Provision of Financial Information. Whether or not we are subject to Section 13 or 15(d) of the Securities Exchange Act, for so long as any debt securities are outstanding, we will, to the extent permitted under the Securities Exchange Act, file with the Securities and Exchange Commission the annual reports, quarterly reports and other documents which we would have been required to file with the Securities and Exchange Commission pursuant to Section 13 or 15(d) if we were so subject, on or prior to the respective dates by which we would have been required to file those documents. We will also in any event:

•	transmit by mail to all holders of debt securities, as their names and addresses appear in the relevant security register, without cost to the holders and within 15 days after each required filing date, copies of the annual reports, quarterly reports and other documents which we would have been required to file with the Securities and Exchange Commission pursuant to Section 13 or 15(d) of the Securities Exchange Act if we were subject to these sections; and

•	file with the applicable trustee, within 15 days after each required filing date, copies of the annual reports, quarterly reports and other documents which we would have been required to file with the Securities and Exchange Commission pursuant to Section 13 or 15(d) of the Securities Exchange Act if we were subject to these sections.

Provided, however, that if filing these documents with the Securities and Exchange Commission is not permitted under the Securities Exchange Act, we will supply copies of these documents to any prospective holder of debt securities under the relevant indenture promptly upon written request and payment of the reasonable cost of duplication and delivery. (Section 1012 of the existing indenture and Section 1008 of the form senior and subordinated indentures)

Events of Default, Notice and Waiver

Unless otherwise provided in the applicable prospectus supplement, each indenture will provide that the following events are “Events of Default” with respect to any series of debt securities issued thereunder:

•	default for 30 days in the payment of any interest on or any additional amounts payable in respect of any debt security of the series;

•	default in the payment of any principal of, or premium, if any, on, any debt security of the series at its maturity;

•	default in making any sinking fund payment as required for any debt security of the series;

•	default in the performance, or breach, of any other covenant or warranty contained in the applicable indenture, other than a covenant or warranty included in the indenture solely for the benefit of a series of debt securities other than the series, continued for 60 days after written notice as provided in the indenture;

•	default under any bond, note, debenture or other evidence of indebtedness of us or any of our subsidiaries, including an event of default with respect of any other series of debt securities, or under any mortgage, indenture or other instrument under which there may be issued or by which there may be secured or evidenced any indebtedness of us or any of our subsidiaries which results in the acceleration of such indebtedness in an aggregate principal amount exceeding $20,000,000 or which constitutes a failure to pay at maturity or other scheduled payment date (after expiration of any applicable grace period) such indebtedness in an aggregate principal amount exceeding $20,000,000, but only if such indebtedness is not discharged or such acceleration is not rescinded or annulled within 10 days after notice to us by the trustee or to us and the trustee by the holders of at least 10% in aggregate principal amount of the outstanding debt securities of the series;

•	certain events of bankruptcy, insolvency or reorganization with respect to us or of any significant subsidiary; and

•	any other event of default provided with respect to that series of debt securities. (Section 501)

The term “significant subsidiary” means any subsidiary of ours which is a significant subsidiary (as defined in Regulation S-X promulgated under the Securities Act as in effect on January 1, 1996).

If an event of default under any indenture with respect to debt securities of any series issued thereunder at the time outstanding occurs and is continuing, then in every such case the applicable trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may declare the principal, or, if the debt securities of that series are original issue discount securities or indexed securities, a portion of the principal as may be specified in the terms thereof, of all of the debt securities of that series to be due and payable immediately by written notice thereof to us, and to the applicable trustee if given by the holders. However, at any time after such a declaration of acceleration with respect to debt securities of the series has been made and before a judgment of decree for payment of the money due has been obtained by the applicable trustee, the holders of not less than a majority in principal amount of outstanding debt securities of the series may rescind, by written notice to us, and annul the declaration and its consequences if:

•	we shall have paid or deposited with the applicable trustee a sum sufficient to pay in the currency, currency unit or composite currency in which the debt securities of the series are payable, except as may be otherwise specified pursuant to the applicable supplemental indenture, including the principal of, and premium, if any, interest, if any, and additional amounts, if any, on the debt securities of the series, other than amounts which have become due and payable as a result of the acceleration, plus certain fees, expenses, disbursements and advances of the trustee; and

•	all events of default with respect to the debt securities, other than the nonpayment of the principal of, or premium, if any, or interest, on the debt securities of the series which have become due solely by the declaration of acceleration, have been cured or waived as provided in the indenture. (Section 502)

The indentures will also provide that the holders of not less than a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of the series and any related coupons waive any past default with respect to the series and its consequences, except a default:

•	in the payment of the principal of, or premium, if any, or interest or additional amounts, if any, on any debt security of the series; or

•	in respect of a covenant or provision contained in the applicable indenture that cannot be modified or amended without the consent of the holder of each outstanding debt security of the series affected by the modification or amendment. (Section 513)

The indentures will require each trustee to give notice to the holders of debt securities issued thereunder within 90 days of a default under the applicable indenture known to the trustee, unless that default shall have been cured or waived; provided, however, that the trustee may withhold notice to the holders of any series of debt securities of any default with respect to the series, except a default in the payment of the principal of, or premium, if any, or interest, if any, on any debt security of the series or in the payment of any sinking fund installment in respect of any debt security of the series, if a responsible officer of the trustee determines the withholding to be in the interest of the holders. (Section 601)

The indentures will provide that no holder of debt securities of any series issued thereunder or any related coupon may institute any proceeding, judicial or otherwise, with respect to the indenture or for any remedy thereunder, except in the case of the failure of the applicable trustee, for 60 days, to act after it has received notice of a continuing event of default and a written request to institute proceedings in respect of the event of default from the holders of not less than 25% in principal amount of the outstanding debt securities of the series, as well as an offer of reasonable indemnity, and no direction inconsistent with the written request has been given to the trustee during the 60-day period by the holders of a majority in principal amount of the outstanding debt securities of that series. (Section 507) Neither this provision nor any other provision in the applicable indenture will prevent, however, any holder of debt securities from instituting suit for the enforcement of payment of the principal of, and premium, if any, and interest on or any additional amounts, if any, on the debt securities held by that holder at the respective due dates thereof. (Section 508)

The indentures will provide that, subject to provisions to each indenture relating to its duties in case of default, a trustee thereunder is under no obligation to exercise any of its rights or powers under an indenture at the request or direction of any holders of any series of debt securities then outstanding under the indenture, unless the holders shall have offered to the trustee thereunder reasonable security or indemnity reasonably satisfactory to the trustee against costs, expenses and liabilities which might be incurred by it in compliance with the request or direction. (Section 602) The holders of not less than a majority in principal amount of the outstanding debt securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or of exercising any trust or power conferred upon the trustee. However, a trustee may take any other action deemed proper by it which is not inconsistent with the direction or may refuse to follow any direction which is in conflict with any law or the applicable indenture, which may involve the trustee in personal liability or which may be unduly prejudicial to the holders of debt securities of the series not joining in the action. (Section 512)

Within 120 days after the close of each fiscal year, we must deliver to the relevant trustee a certificate, signed by one of several of our specified officers, stating whether or not the officer has knowledge of any noncompliance with all conditions and covenants under the applicable indenture and, if so, specifying the noncompliance and the nature and status thereof. (Section 1014 of the existing indenture and Section 1010 of the form senior and subordinated indentures)

Modification of the Forms of Indenture

Modifications and amendments of an indenture may be made only with the consent of the holders of not less than a majority in principal amount of all outstanding debt securities of each series issued thereunder which are affected by the modification or amendment; provided, however, that no modification or amendment may, without the consent of the holder of each such debt security affected by the modification or amendment:

•	change the stated maturity of the principal of, or premium, if any, on or any installment of principal of, or premium, if any, or interest, if any, on, or additional amounts, if any, with respect to, any debt security;

•	reduce the principal amount thereof or the rate or amount of interest thereon or any additional amounts payable in respect thereof, or any premium payable thereon, or change any of our obligations to pay additional amounts pursuant to the applicable indenture, or reduce the amount of the principal of an original issue discount debt security that would be due and payable upon a declaration of acceleration of the maturity thereof or the amount thereof provable in bankruptcy, or adversely affect any right of the holder of any debt security to repayment of the debt security at the holder’s option;

•	change any place of payment where, or the currency or currencies, currency unit or units or composite currency or currencies in which, the principal of any debt security or any premium or interest thereon or any additional amounts in respect thereof is payable, or impair the right to institute suit for the enforcement of any such payment on or after the stated maturity thereof, or, in the case of redemption, on or after the redemption date or, in the case of repayment at the option of holder, on or after the repayment date, as the case may be;

•	reduce the percentage in principal amount of the outstanding debt securities of any series, the consent of whose holders is required for any such reduction, or the consent of whose holders is required for any waiver with respect to such series, of compliance with certain provisions of this indenture or certain defaults hereunder and their consequences, provided for in the applicable indenture, or reduce the requirements for quorum or voting specified in the applicable indenture;

•	modify any of the foregoing provisions or any of the provisions relating to the waiver of certain past defaults or covenants, except to increase the percentage required to effect the action or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of the holder of each outstanding debt security affected by the modification; or

•	make any change that adversely affects the right, if any, to convert or exchange any debt security for common shares, preferred shares or other securities or property in accordance with its terms. (Section 902)

Each indenture provides that the holders of at least a majority in principal amount of all outstanding debt securities of any series issued thereunder have the right to waive our compliance with certain covenants and conditions in the indenture applicable to the series, including those described in the section of this prospectus captioned “Description of Debt Securities—Certain Covenants,” but no such waiver will extend to or affect the covenant or condition except to the extent so expressly waived, and, until the waiver will become effective, our obligation and the duties of the applicable trustee in respect of any such term, provision or condition will remain in full force and effect. (Section 1013 of the existing indenture and Section 1009 of the form senior and subordinated indentures)

Modifications and amendments of an indenture may be made by us and the applicable trustee without the consent of any holder of debt securities issued thereunder for any of the following purposes:

•	to evidence the succession of another person to us and the assumption by any such successor of our covenants under the applicable indenture and the debt securities issued under the applicable indenture;

•	to add to our covenants for the benefit of the holders of all or any series of debt securities, or to surrender any right or power conferred upon us in the applicable indenture;

•	to add any additional events of default for the benefit of the holders of all or any series of debt securities;

•	to add to or change any of the provisions of the applicable indenture to provide that bearer debt securities may be registrable as to principal, to change or eliminate any restrictions on the payment of principal of or any premium or interest on bearer debt securities, to permit bearer debt securities to be issued in exchange for registered debt securities, to permit bearer debt securities to be issued in exchange for bearer debt securities of other authorized denominations or to permit or facilitate the issuance of debt securities in uncertificated form, provided that any such action will not adversely affect the interests of the holders of debt securities of any series or any related coupons in any material respect;

•	to change or eliminate any of the provisions of the applicable indenture, provided that no such change or elimination will become effective with respect to the outstanding debt securities of any series issued hereunder which were first issued prior to the date of the change or elimination and which are entitled to the benefit of the provision;

•	to secure the debt securities issued thereunder;

•	to establish the form or terms of debt securities of any series issued thereunder and any related coupons as permitted by the indenture, including the provisions and procedures, if applicable, for the conversion of the debt securities into common shares or preferred shares;

•	to evidence and provide for the acceptance of appointment by a successor trustee with respect to the debt securities of one or more series and to add to or change any of the provisions of the applicable indenture as shall be necessary to provide for or facilitate the administration of the trusts under the applicable indenture by more than one trustee;

•	to cure any ambiguity, to correct or supplement any provision to the applicable indenture which may be defective or inconsistent with any other provision in the applicable indenture or to make any other provisions with respect to matters or questions arising under the indenture which shall not be inconsistent with the provisions of the indenture, provided the action shall not adversely affect the interests of the holders of outstanding debt securities of any series or any related coupons in any material respect; or

•	to supplement any of the provisions of the applicable indenture to the extent necessary to permit or facilitate the discharge, defeasance or covenant defeasance, as the case may be, of any series of debt securities pursuant to the indenture; provided that any such action will not adversely affect the interests of the holders of debt securities of the series and any related coupons or any other series of debt securities in any material respect. (Section 901)

The indentures will provide, that in determining whether the holders of the requisite principal amount of outstanding debt securities of a series issued thereunder have given any request, demand, authorization, direction, notice, consent or waiver thereunder or are present at a meeting of holders of the debt securities for quorum purposes:

•	the principal amount of an original issue discount debt security that may be counted in making the determination or calculation and that will be deemed to be outstanding for that purpose will be equal to the amount of principal thereof that would be, or will have been declared to be, due and payable, at the time of the determination, upon a declaration of acceleration of the maturity thereof;

•	the principal amount of any debt security denominated in a foreign currency that may be counted in making the determination or calculation and that will be deemed outstanding for that purpose will be equal to the United States dollar equivalent, determined pursuant to the applicable indenture as of the date the debt security is originally issued by us, of the principal amount, or, in the case of an original issue discount debt security, the dollar equivalent as of such date of original issuance of the amount determined as provided in the first bullet point above of the debt security;

•	the principal amount of any indexed debt security that may be counted in making such determination or calculation and that will be deemed outstanding for such purpose will be equal to the principal face amount of the indexed debt security at original issuance, unless otherwise provided with respect to the debt security pursuant to the applicable indenture; and

•	debt securities owned by us or any other obligor upon the debt securities or any affiliate of us or of such other obligor will be disregarded and deemed not to be outstanding, except that, in determining whether the applicable trustee shall be protected in making such calculation or in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only debt securities which the trustee knows to be so owned will be so disregarded. (Section 101)

The indentures will contain provisions for convening meetings of the holders of debt securities of a series issued thereunder. (Section 1501) A meeting may be called at any time by the applicable trustee and also, upon request, by us or the holders of at least 10% in principal amount of the outstanding debt securities of the series, in any such case upon written notice given as provided in the applicable indenture. (Section 1502) Except for any consent that must be given by the holder of each debt security affected by certain modifications and amendments of the indenture, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum is present may be adopted by the affirmative vote of the holders of a majority in principal amount of the outstanding debt securities of that series; provided, however, that, except as referred to above, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the holders of a specified percentage, which is less or more than a majority, in principal amount of the outstanding debt securities of a series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the holders of such specified percentage in principal amount of the outstanding debt securities of that series. Any resolution passed or decision taken at any meeting of holders of debt securities of any series duly held in accordance with the applicable indenture will be binding on all holders of debt securities of that series and the related coupons, whether or not present or represented at the meeting. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be persons holding or representing a majority in principal amount of the outstanding debt securities of a series; provided, however, that if any action is to be taken at the meeting with respect to a consent or waiver which may be given by the holders of not less than a specified percentage, which is less or more than a majority, in principal amount of the outstanding debt securities of a series, the persons holding or representing such specified percentage in principal amount of the outstanding debt securities of the series will constitute a quorum. (Section 1504)

Notwithstanding the provisions described above, the indentures will provide that if any action is to be taken at a meeting of holders of debt securities of any series with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that the applicable indenture expressly provides may be made, given or taken by the holders of a specified percentage in principal amount of all outstanding debt securities affected by the request, demand, authorization, direction, notice, consent, waiver or other action, or by the holders of a specified percentage in principal amount of the outstanding debt securities of the series and one or more additional series,

•	there shall be no minimum quorum requirement for the meeting; and

•	the principal amount of the outstanding debt securities of the series that are entitled to vote in favor of the request, demand, authorization, direction, notice, consent, waiver or other action shall be taken into account in determining whether any request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under the indenture. (Section 1504)

Discharge, Defeasance and Covenant Defeasance

Unless otherwise indicated in the applicable prospectus supplement, upon our request, any indenture shall cease to be of further effect with respect to any specified series of debt securities issued thereunder, except as to certain limited provisions of the indenture which shall survive, when either all debt securities of the series have been delivered to the trustee for cancellation, subject to certain exceptions, or all debt securities of the series have become due and payable or will become due and payable at their stated maturity within one year, or, if redeemable, are scheduled for redemption within one year, and we have irrevocably deposited with the applicable trustee, in trust, funds in such currency or currencies, currency unit or units or composite currency or currencies in which the debt securities and any coupons appertaining thereto are payable in an amount sufficient to pay the entire indebtedness on the debt securities in respect of principal, and premium, if any, and interest to the date of such deposit, if the debt securities have become due and payable, or to the stated maturity or redemption date, as the case may be.

Each indenture provides that, unless otherwise provided in the applicable prospectus supplement, we may elect with respect to any series of debt securities issued thereunder either:

•	to defease and be discharged from any and all obligations with respect to the outstanding debt securities, except, among other things, for the obligation to pay additional amounts, if any, upon the occurrence of certain events of tax, assessment or governmental charge with respect to payments on the debt securities and the obligations to register the transfer or exchange of the debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency in respect of the debt securities and to hold moneys for payment in trust) (“defeasance”) (Section 1402); or

•	to be released from our obligations with respect to the debt securities under the applicable covenants described above under the caption “Certain Covenants”, except that we will remain subject to the covenant to preserve and keep in full force and effect our corporate existence, except as permitted under the provisions described under “—Merger, Consolidation or Sale”, and, if provided pursuant to the indenture, our obligations with respect to any other covenants applicable to the debt securities of the series and any coupons on and after the date the conditions to defeasance and/or covenant defeasance are satisfied, and any omission to comply with such obligations shall not constitute a default or an event of default with respect to the debt securities. (“covenant defeasance”) (Section 1403)

In either case, the discharge, defeasance or covenant defeasance shall occur upon the irrevocable deposit by us with the applicable trustee, in trust, of an amount, in such currency or currencies, currency unit or units or composite currency or currencies in which the debt securities are payable at stated maturity or, if applicable, upon redemption, or Government Obligations, or both, applicable to the debt securities which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of, and premium, if any, and interest, if any, on the debt securities, and any mandatory sinking fund or analogous payments thereon, on the scheduled due dates therefor or the applicable redemption date, as the case may be.

Such a trust may only be established if, among other things:

•	we have delivered to the applicable trustee an opinion of counsel, as specified in the applicable indenture, to the effect that the holders of the outstanding debt securities and any coupons will not recognize income, gain or loss for United States federal income tax purposes as a result of the defeasance or covenant defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance or covenant defeasance had not occurred, and the opinion of counsel, in the case of defeasance, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable United States federal income tax law occurring after the date of the indenture;

•	if the monies or Government Obligations or combination thereof, as the case may be, deposited are sufficient to pay the outstanding debt securities of the series provided the debt securities are redeemed on a particular redemption date, and we have given the applicable trustee irrevocable instructions to redeem the debt securities on that date and provided notice of the redemption to holders as provided in the indenture; and

•	no event of default or event which with notice or lapse of time or both would become an event of default with respect to debt securities and any coupons shall have occurred and be continuing on the date of, or, solely in the case of events of default described in the sixth bullet of the first paragraph under “—Events of Default, Notice and Waiver” above, during the period ending on the 91st day after the date of, such deposit into trust. (Section 1404)

Unless otherwise provided in the applicable prospectus supplement, if after we have deposited funds and/or Government Obligations to effect defeasance or covenant defeasance with respect to debt securities of any series:

•	the holder of a debt security of the series is entitled to, and does, elect to receive payment in a currency, currency unit or composite currency other than that in which the deposit has been made in respect of such debt security; or

•	a Conversion Event occurs in respect of the currency, currency unit or composite currency in which the deposit has been made; then:

the indebtedness represented by such debt security and any coupons shall be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of, and premium, if any, and interest, if any, on such debt security as it becomes due out of the proceeds yielded by converting the amount so deposited in respect of the debt security into the currency, currency unit or composite currency in which the debt security becomes payable as a result of the election or the Conversion Event. (Section 1405)

In the event we effect covenant defeasance with respect to the debt securities of any series and the debt securities are declared due and payable because of the occurrence of any event of default, other than an event of default with respect to any covenant as to which there has been covenant defeasance, the amount of monies and Government Obligations deposited with the applicable trustee to effect covenant defeasance may not be sufficient to pay amounts due on the debt securities at the time of their stated maturity or at the time of the acceleration resulting from such event of default. In any such event, we would remain liable to make payment of amounts due at the time of acceleration.

The applicable prospectus supplement may further describe the provisions, if any, permitting such defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the debt securities of or within a particular series.

Subordination of Subordinated Securities

The payment of the principal of, and premium, if any, interest, if any, and any additional amounts payable on the subordinated debt securities will be subordinated as set forth in the subordinated indenture in right of payment to the prior payment of all of our Senior Indebtedness whether outstanding on the date of the subordinated indenture or thereafter incurred. (Section 1601 of the subordinated indenture) At December 31, 2003, we had approximately $763,915,000 of Senior Indebtedness outstanding. There are no restrictions in the subordinated indenture upon the incurrence of additional Senior Indebtedness.

The subordinated indenture will provide that, in the event

•	of any distribution of our assets upon any dissolution, winding up, liquidation or reorganization, whether in bankruptcy, insolvency, reorganization or receivership proceeding or upon an assignment for the benefit of creditors or any other marshaling of our assets and liabilities or otherwise, except a distribution in connection with a merger or consolidation or a conveyance or transfer of all or substantially all of our properties which complies with the requirements of Article Eight of the subordinated indenture (described above under “Merger, Consolidation or Sale”);

•	that a default shall have occurred and be continuing with respect to the payment of principal of, or premium, if any, or interest on or any additional amounts payable in respect of any Senior Indebtedness; or

•	that the principal of the subordinated debt securities of any series issued under the subordinated indenture, or in the case of original issue discount securities, the portion of the principal amount thereof referred to in Section 502 of the subordinated indenture, shall have been declared due and payable pursuant to Section 502 of the subordinated indenture, and such declaration shall not have been rescinded and annulled as provided in Section 502; then:

(1) in a circumstance described in the first two bullet points above, the holders of all Senior Indebtedness, and in the circumstance described in the third bullet point above, the holders of all Senior Indebtedness, other than other obligations, outstanding at the time the principal of such subordinated debt securities issued under the subordinated indenture, or in the case of original issue discount securities, such portion of the principal amount, shall have been so declared due and payable, shall first be entitled to receive payment of the full amount due thereon in respect of principal, premium, if any, interest and additional amounts, or provision shall be made for such payment in money or money’s worth, before the holders of any of the subordinated debt securities are entitled to receive any payment on account of the principal of, or premium, if any, or interest, if any, on or any additional amount in respect of the indebtedness evidenced by the subordinated debt securities;

(2) any payment by us, or distribution of our assets, of any kind or character, whether in cash, property or securities, other than our securities as reorganized or readjusted or our securities or any other corporation provided for by a plan of reorganization or readjustment the payment of which is subordinate, at least to the extent provided in the subordinated indenture with respect to the subordinated debt securities, the payment of all Senior Indebtedness, provided that the rights of the holders of the Senior Indebtedness are not altered by such reorganization or readjustment, to which the holders of any of the subordinated debt securities would be entitled except for the subordination provisions of the subordinated indenture shall be paid or delivered by the person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the holders of such Senior Indebtedness or their representative or representatives or to the trustee or trustees under any indenture under which any instrument evidencing the Senior Indebtedness held or represented by each, to the extent necessary to make payment in full of all Senior Indebtedness remaining unpaid after giving effect to any concurrent payment or distribution, or provision therefor, to the holders of such Senior Indebtedness, before any payment or distribution is made to the holders of the indebtedness evidenced by the subordinated debt securities under the subordinated indenture; and

(3) in the event that, notwithstanding the foregoing, any payment by us, or distribution of our assets of, of any kind or character, whether in cash, property or securities, other than our securities as reorganized or readjusted or our securities or any other corporation provided for by a plan of reorganization or readjustment the payment of which is subordinate, at least to the extent provided in the subordinated indenture with respect to the subordinated debt securities, to the payment of all Senior Indebtedness, provided that the rights of the holders of Senior Indebtedness are not altered by such reorganization or readjustment, shall be received by the holders of the subordinated debt securities before all Senior Indebtedness is paid in full, such payment or distribution shall be paid over to the holders of such Senior Indebtedness is paid in full, such payment or distribution shall be paid over to the holders of such Senior Indebtedness or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Indebtedness may have been issued, ratably as aforesaid, for application to the payment of all Senior Indebtedness remaining unpaid until all such Senior Indebtedness shall have been paid in full, after giving effect to any concurrent payment or distribution, or provision therefor, to the holders of such Senior Indebtedness.

By reason of such subordination in favor of the holders of Senior Indebtedness in the event of insolvency, certain of our general creditors, including holders of Senior Indebtedness, may recover more, ratably, than the holders of the subordinated debt securities.

Convertible Debt Securities

If set forth in the applicable prospectus supplement, debt securities of any series may be convertible into common stock or other securities on the terms and subject to the conditions set forth in the prospectus supplement.

The applicable prospectus supplement may set forth limitations on the ownership or conversion of convertible debt securities intended to protect our status as a real estate investment trust for United States federal income tax purposes.

Reference is made to the sections captioned “Description of Common Shares,” and “Description of Preferred Shares” for a general description of securities which may be issued upon the conversion of convertible debt securities.

Global Securities

The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, The Depository Trust Company, New York, New York (“DTC”), or such other depository as may be identified in the applicable prospectus supplement. Global securities may be issued in either registered or bearer form and in either temporary or permanent form. Unless otherwise provided in a prospectus supplement, debt securities that are represented by a global security will be issued in any authorized denomination and will be issued in registered or bearer form.

We anticipate that any global securities will be deposited with, or on behalf of DTC, and that the global securities will be registered in the name of Cede & Co., DTC’s nominee. We further anticipate that the following provisions will apply to the depository arrangements with respect to any global securities. Any additional or differing terms of the depository arrangements will be described in the prospectus supplement relating to a particular series of debt securities issued in the form of global securities.

So long as DTC or its nominee is the registered owner of a global security, DTC or its nominee, as the case may be, will be considered the sole holder of the debt securities represented by the global security for all purposes under the applicable indenture. Except as described below, owners of beneficial interests in a global security will not be entitled to have debt securities represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of debt securities in certificated form and will not be considered the owners or holders thereof under the applicable indenture. The laws of some states require that certain purchasers of securities take physical delivery of such securities in certificated form; accordingly, such laws may limit the transferability of beneficial interests in a global security.

Unless otherwise specified in the applicable prospectus supplement, each global security of any series will be exchangeable for certificated debt securities of the same series only if:

•	DTC notifies us that it is unwilling or unable to continue as depository or DTC ceases to be a clearing agency registered under the Securities Exchange Act, if so required by applicable law or regulation, and, in either case, a successor depository is not appointed by us within 90 days after we receive such notice or become aware of any ineligibility;

•	we in our sole discretion determine that the global securities shall be exchangeable for certificated debt securities; or

•

there shall have occurred and be continuing an event of default under the indenture with respect to the debt securities of the series and beneficial owners representing a majority in aggregate principal amount of the debt securities represented by global securities advise DTC to cease acting as depository. Upon any such exchange, owners of a beneficial interest in the global security or securities will be entitled to physical delivery of individual debt securities in certificated form of like series, rank, tenor and terms, equal in principal amount to such beneficial interest, and to have the debt securities in certificated form registered in the names of the beneficial owners, which names are expected to be provided by DTC’s relevant participants, as identified by DTC, to the applicable trustee. Unless otherwise described in the applicable prospectus supplement, debt securities so issued in certificated form will be issued in denominations of $1,000 or any integral multiple thereof, and will be issued in registered form only, without coupons.

The following is based on information furnished to us:

DTC will act as securities depository for the debt securities. The debt securities will be issued as fully registered securities registered in the name of Cede & Co., DTC’s partnership nominee. One fully registered debt security certificate will be issued with respect to each $400 million, or another amount as shall be permitted by DTC from time to time, of principal amount of the debt securities of a series, and an additional certificate will be issued with respect to any remaining principal amount of the series.

DTC is a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act. DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, eliminating the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others, such as securities brokers and dealers, and banks and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the Securities and Exchange Commission.

Purchases of debt securities under the DTC system must be made by or through direct participants, which will receive a credit for the debt securities on DTC’s records. The ownership interest of each actual purchaser of each debt security (“Beneficial Owner”) is in turn recorded on the direct and indirect participants’ records. A Beneficial Owner does not receive written confirmation from DTC of its purchase, but is expected to receive a written confirmation providing details of the transaction, as well as periodic statements of its holdings, from the direct or indirect participant through which such Beneficial Owner entered into the transaction. Transfers of ownership interests in debt securities are accomplished by entries made on the books of direct and indirect participants acting on behalf of Beneficial Owners. Beneficial Owners do not receive certificates representing their ownership interests in debt securities, except under the circumstances described above.

To facilitate subsequent transfers, the debt securities are registered in the name of DTC’s nominee, Cede & Co. The deposit of the debt securities with DTC and their registration in the name of Cede & Co. will effect no change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the debt securities; DTC records reflect only the identity of the direct participants to whose accounts debt securities are credited, which may or may not be the Beneficial Owners. The participants remain responsible for keeping account of their holdings on behalf of their customers.

Delivery of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and Indirect participants to Beneficial Owners are governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Neither DTC nor Cede & Co. consents or votes with respect to the debt securities. Under its usual procedures, DTC mails an omnibus proxy to the issuer as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts the debt securities are credited on the record date, identified on a list attached to the omnibus proxy.

Principal payments, premium payments, if any, and interest payments, if any, on the debt securities will be made to DTC. DTC’s practice is to credit direct participants’ accounts on the payment date in accordance with their respective holdings as shown on DTC’s records unless DTC has reason to believe that it will not receive payment on the payment date. Payments by direct and indirect participants to Beneficial Owners are governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name” and are the responsibility of such direct and indirect participants and not of DTC, the applicable trustee or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal, and premium, if any, and interest, if any, to DTC is our responsibility or the responsibility of the applicable trustee, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of such payments to the Beneficial Owners is the responsibility of direct and indirect participants.

If applicable, redemption notices shall be sent to Cede & Co. If less than all of the debt securities of a series represented by global securities are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the issue to be redeemed.

To the extent that any debt securities provide for repayment or repurchase at the option of the holders thereof, a Beneficial Owner shall give notice of any option to elect to have its interest in the global security repaid by us, through its participant, to the applicable trustee, and shall effect delivery of interest in a global security by causing the direct participant to transfer the participant’s interest in the global security or securities representing interest, on DTC’s records, to the trustee. The requirement for physical delivery of debt securities in connection with a demand for repayment will be deemed satisfied when the ownership rights in the global security or securities representing the debt securities are transferred by direct participants on DTC’s records.

DTC may discontinue providing its services as securities depository with respect to the debt securities at any time by giving reasonable notice to us or the applicable trustee. Under such circumstances, in the event that a successor securities depository is not appointed, debt security certificates are required to be printed and delivered as described above.

We may decide to discontinue use of the system of book-entry transfers through DTC, or a successor securities depository. In that event, debt security certificates will be printed and delivered as described above.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy of this information.

Neither we, the applicable trustee or any applicable paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in a global security, or for maintaining, supervising or reviewing any records relating to any beneficial interest.

Certain Definitions

Except as set forth below under the definition of “Senior Indebtedness”, which relates solely to subordinated indenture, below are certain defined terms used in the indentures. Reference is made to the applicable indenture for a full disclosure of all defined terms, as well as any other terms used in this prospectus for which no definition is provided.

“Acquired Debt” means Debt of a person:

•	existing at the time that person is merged or consolidated with or into, or becomes a subsidiary of, us; or

•	assumed by us or any of our subsidiaries in connection with the acquisition of assets from that person.

Acquired Debt shall be deemed to be incurred on the date the acquired person is merged or consolidated with or into, or becomes a subsidiary of, us or the date of the related acquisition, as the case may be.

“Annual Debt Service Charge” means, for any period, our interest expense and the interest expense of our subsidiaries for such period, including, without duplication, (1) all amortization of debt discount, (2) all accrued interest, (3) all capitalized interest, and (4) the interest component of capitalized lease obligations, determined on a consolidated basis in accordance with generally accepted accounting principles.

“Consolidated Income Available for Debt Service” for any period means Consolidated Net Income of us and our subsidiaries for such period, plus amounts which have been deducted and minus amounts which have been added for, without duplication:

•	interest expense on Debt;

•	provision for taxes based on income;

•	amortization of debt discount and deferred financing costs;

•	provisions for gains and losses on sales or other dispositions of properties and other investments;

•	property depreciation and amortization;

•	the effect of any non-cash items resulting from a change in accounting principles in determining Consolidated Net Income; and

•	amortization of deferred charges, all determined on a consolidated basis in accordance with generally accepted accounting principles.

“Consolidated Net Income” for any period means the amount of net income, or loss, for us and our subsidiaries for such period, excluding, without duplication, extraordinary items and the portion of net income, but not losses, for us and our subsidiaries allocable to minority interests in unconsolidated persons to the extent that cash dividends or distributions have not actually been received by us or one of our subsidiaries, all determined on a consolidated basis in accordance with generally accepted accounting principles.

“Conversion Event” means the cessation of use of:

•	a foreign currency, currency unit or composite currency both by the government of the country which issued such currency and for the settlement of transactions by a central bank or other public institution of or within the international banking community;

•	the European Currency Unit both within the European Monetary System and for the settlement of transactions by public institutions of or within the European Community; or

•	any currency unit or composite currency other than the European Currency Unit for the purposes for which it was established.

“Debt” means, with respect to any person, any indebtedness of that person, whether or not contingent, in respect of:

•	borrowed money or evidenced by bonds, notes, debentures or similar instruments;

•	indebtedness secured by any lien on any property or asset owned by such person, but only to the extent of the lesser of:

•	the amount of indebtedness so secured; and

•	the fair market value, determined in good faith by the board of directors of such person or, in the case of us or a subsidiary, by our board of directors, of the property subject to such lien;

•	reimbursement obligations, contingent or otherwise, in connection with any letters of credit actually issued or amounts representing the balance deferred and unpaid of the purchase price of any property except any such balance that constitutes an accrued expense or trade payable; or

•	any lease of property by such person as lessee which is required to be reflected on such person’s balance sheet as a capitalized lease in accordance with generally accepted accounting principles.

Debt also includes, to the extent not otherwise included, any obligation of that person to be liable for, or to pay, as obligor, guarantor or otherwise, other than for purposes of collection in the ordinary course of business, Debt of the types referred to above of another person, it being understood that Debt shall be deemed to be incurred by such person whenever such person shall create, assume, guarantee or otherwise become liable in respect thereof.

“Government Obligations” means securities which are:

•	direct obligations of the United States of America or the government which issued the foreign currency in which the debt securities of a particular series are payable, for the payment of which its full faith and credit is pledged; or

•	obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States of America or the government which issued the foreign currency in which the debt securities of the series are payable, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America or the other government, which, in either case, are not callable or redeemable at the option of the issuer.

Government Obligations shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of any Government Obligation held by a custodian for the account of the holder of a depository receipt, provided that, except as required by law, such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of the Government Obligation evidenced by such depository receipt.

“Senior Indebtedness” means:

•	the principal of, and premium, if any, and unpaid interest, if any, on indebtedness for money borrowed or evidenced by a bond, note, debenture or similar instrument;

•	purchase money and similar obligations;

•	obligations under capital leases;

•	guarantees, assumptions or purchase commitments relating to, or other transactions as a result of which we are responsible for the payment of, indebtedness and obligations of others of the types referred to in the first three bullet points above;

•	renewals, extensions and refunding of any such indebtedness or obligations;

•	interest in respect of any such indebtedness or obligations accruing after the commencement of any insolvency or bankruptcy proceedings; and

•	obligations associated with derivative products such as interest rate and currency exchange contracts, foreign exchange contracts, commodity contracts, and similar arrangements;

unless, in each case, the instrument by which we incurred, assumed or guaranteed the indebtedness or obligations described in all of the bullet points above expressly provides that the indebtedness or obligation is subordinate or junior in right of payment to all of our other indebtedness or is not senior in right of payment to the subordinated debt securities or ranks pari passu with or subordinate to the subordinated debt securities in right of payment.

“Total Assets” means the sum of, without duplication, Undepreciated Real Estate Assets and all other assets, excluding accounts receivable and intangibles, of us and our subsidiaries, all determined on a consolidated basis in accordance with generally accepted accounting principles.

“Total Unencumbered Assets” means the sum of, without duplication, those Undepreciated Real Estate Assets which are not subject to a lien securing Debt and all other assets, excluding accounts receivable and intangibles, of us and our subsidiaries not subject to a lien securing Debt, all determined on a consolidated basis in accordance with generally accepted accounting principles.

“Undepreciated Real Estate Assets” means, as of any date, the cost, original cost plus capital improvements, of our real estate assets and the real estate assets of our subsidiaries on such date, before depreciation and amortization, all determined on a consolidated basis in accordance with generally accepted accounting principles.

“Unsecured Debt” means Debt of ours or any of our subsidiaries which is not secured by a lien on any property or assets of ours or any of our subsidiaries.

DESCRIPTION OF PREFERRED STOCK

The following description of the terms of the preferred stock sets forth certain general terms and provisions of the preferred stock to which any prospectus supplement may relate and will apply to the preferred stock offered by this prospectus unless we provide otherwise in the applicable prospectus supplement. The applicable prospectus supplement for a particular series of preferred stock may specify different or additional terms. The description of certain provisions of the preferred stock set forth below and in any prospectus supplement does not purport to be complete and is subject to and qualified in its entirety by reference to our charter and the articles supplementary relating to each series of the preferred stock, which will be filed as an exhibit to the registration statement of which this prospectus is a part or incorporated by reference by a Form 8-K.

General

We have authority to issue up to 10,000,000 shares of preferred stock, 3,000,000 of which are designated 8.08% Series B Cumulative Redeemable Preferred Stock and 4,000,000 of which are designated 6.75% Series C Cumulative Redeemable Preferred Stock. As of the date of this prospectus, 3,000,000 shares of our 8.08% Series B Cumulative Redeemable Preferred Stock and 4,000,000 shares of our 6.75% Series C Cumulative Redeemable Preferred Stock are outstanding.

On January 29, 2004, we redeemed all outstanding shares of our 8 1/2% Series A Cumulative Redeemable Preferred Stock at a redemption price of $25.17118 per share. From the redemption date forward, dividends on the Series A Preferred Stock will no longer accrue. On March 11, 2004, we reclassified all shares of our 8 1/2% Series A Cumulative Redeemable Preferred Stock as shares of preferred stock without further designation.

Under our charter, our board of directors is authorized without further stockholder action to provide for the issuance, from time to time, of up to the remaining authorized but unissued shares of our preferred stock (including redeemed shares returned to the status of authorized but unissued shares and available for future issuance and reclassification), in one or more series, with such voting powers, full or limited, and with such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated in the resolution or resolutions providing for the issue of a series of such stock adopted, at any time or from time to time, by our board of directors. As used in this section, the term “board of directors” includes any duly authorized committee thereof. The issuance of the preferred stock could adversely affect the voting power of holders of our common stock and the likelihood that such holders will receive dividend payments and payments upon liquidation and could have the effect of delaying, deferring or preventing a change in control.

The preferred stock shall have the dividend, liquidation, redemption and voting rights set forth below unless we provide otherwise in a prospectus supplement relating to a particular series of the preferred stock. Reference is made to the prospectus supplement relating to the particular series of the preferred stock offered by that prospectus supplement for specific terms, including:

•	the designation and stated value per share of such preferred stock and the number of shares offered;

•	the amount of liquidation preference per share;

•	the initial public offering price at which such preferred stock will be issued;

•	the dividend rate or method of calculation, the dates on which dividends shall be payable and the dates from which dividends shall commence to cumulate, if any;

•	any redemption or sinking fund provisions;

•	any conversion or exchange rights; and

•	any additional voting, dividend, liquidation, redemption, sinking fund and other rights, preferences, privileges, limitations and restrictions.

The preferred stock will, if and when issued, be fully paid and nonassessable and will have no preemptive rights. The rights of the holders of each series of the preferred stock will be subordinate to those of our general creditors.

Dividend Rights

Holders of the preferred stock of each series will be entitled to receive, when, as and if declared by our board of directors, out of our funds legally available for this purpose, cash dividends on such dates and at such rates as set forth in, or as are determined by the method described in, the prospectus supplement relating to such series of the preferred stock, subject to the preferential rights of the holders of any other class or series of our capital stock ranking prior to the series as to dividends. Such rate may be fixed or variable or both. Each such dividend will be payable to the holders of record as they appear on our stock books on such record dates fixed by our board of directors, as specified in the prospectus supplement relating to such series of preferred stock.

Such dividends may be cumulative or noncumulative, as provided in the prospectus supplement relating to such series of preferred stock. If our board of directors fails to declare a dividend payable on a dividend payment date on any series of preferred stock for which dividends are noncumulative, then the right to receive a dividend in respect of the dividend period ending on such dividend payment date will be lost, and we will have no obligation to pay any dividend for such period, whether or not dividends on such series are declared payable on any future dividend payment dates. Dividends on the shares of each series of preferred stock for which dividends are cumulative will accrue from the date on which we initially issue shares of such series.

Bank credit agreements that we may enter into from time to time and debt securities that we may issue from time to time may restrict our ability to declare or pay dividends on our capital stock.

Unless otherwise specified in the applicable prospectus supplement, so long as the shares of any series of the preferred stock are outstanding, we may not declare any dividends on any shares of our common stock or any of our other stock ranking as to dividends or distributions of assets junior to such series of preferred stock—we refer to this common stock and any such other stock as junior stock—or make any payment on account of, or set apart money for, the purchase, redemption or other retirement of, or for a sinking or other analogous fund for, any shares of junior stock or make any distribution in respect of any shares of junior stock, whether in cash or property or in obligations of our stock, other than in junior stock which is neither convertible into, nor exchangeable or exercisable for, any of our securities other than junior stock, and except for the redemption of our stock pursuant to certain provisions of our charter related to our qualification as a real estate investment trust unless:

•	full dividends, including, if such preferred stock is cumulative, dividends for prior dividend periods, have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment of those dividends set apart for payment on all outstanding shares of the preferred stock of such series and all other classes and series of our preferred stock, other than junior stock, as defined above; and

•	we are not in default or in arrears with respect to the mandatory or optional redemption or mandatory repurchase or other mandatory retirement of, or with respect to any sinking or other analogous funds for, any shares of preferred stock of such series or any shares of any of our other preferred stock of any class or series, other than junior stock.

Liquidation Preferences

Unless otherwise specified in the applicable prospectus supplement, in the event of our liquidation, dissolution or winding up, whether voluntary or involuntary, the holders of each series of the preferred stock will be entitled to receive out of our assets legally available for distribution to stockholders, before any distribution of assets is made to the holders of common stock or any other shares of our stock ranking junior as to such distribution to such series of the preferred stock, the amount set forth in the prospectus supplement relating to such series of the preferred stock. If, upon our voluntary or involuntary liquidation, dissolution or winding up, the amounts payable with respect to the preferred stock of any series and any other shares of our preferred stock, including any other series of the preferred stock, ranking as to any such distribution on a parity with such series of the preferred stock are not paid in full, the holders of the preferred stock of such series and of such other shares of our preferred stock will share ratably in any such distribution of our assets in proportion to the full respective preferential amounts to which they are entitled. After payment to the holders of the preferred stock of each series of the full preferential amounts of the liquidating distribution to which they are entitled, unless we provide otherwise in the applicable prospectus supplement, the holders of each such series of the preferred stock will be entitled to no further participation in any distribution of our assets.

In determining whether a distribution (other than upon our voluntary or involuntary liquidation, dissolution or winding up) by dividend, redemption or other acquisition of shares of our stock or otherwise is permitted under Maryland law, unless otherwise specified in the applicable prospectus supplement, no effect will be given to amounts that would be needed, if we were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of holders of shares of the applicable series of preferred stock, whose preferential rights upon dissolution are superior to those receiving the distribution.

Redemption

A series of the preferred stock may be redeemable, in whole or from time to time in part, at our option, and may be subject to mandatory redemption pursuant to a sinking fund or otherwise, in each case upon terms, at the times and at the redemption prices set forth in the prospectus supplement relating to such series. Shares of the preferred stock redeemed by us will be restored to the status of authorized but unissued shares of our preferred stock.

In the event that fewer than all of the outstanding shares of a series of the preferred stock are to be redeemed, whether by mandatory or optional redemption, the number of shares to be redeemed will be determined by lot or pro rata, subject to rounding to avoid fractional shares, as may be determined by us or by any other method as may be determined by us in our sole discretion to be equitable. From and after the redemption date, unless default is made by us in providing for the payment of the redemption price plus accrued and unpaid dividends, if any, dividends will cease to accrue on the shares of the preferred stock called for redemption and all rights of the holders thereof, except the right to receive the redemption price plus accrued and unpaid dividends, if any, will cease.

Unless otherwise specified in the applicable prospectus supplement, so long as any dividends on shares of any series of the preferred stock or any other series of our preferred stock ranking on a parity as to dividends and distribution of assets with such series of the preferred stock are in arrears, no shares of any such series of the preferred stock or such other series of our preferred stock will be redeemed, whether by mandatory or optional redemption, unless all such shares are simultaneously redeemed, and we will not purchase or otherwise acquire any such shares; provided, however, that the foregoing will not prevent the redemption, purchase or acquisition of such shares pursuant to certain provisions of our charter related to our qualification as a real estate investment trust or pursuant to a purchase or exchange offer made on the same terms to holders of all such shares outstanding.

Conversion and Exchange Rights

The terms, if any, on which shares of the preferred stock of any series may be exchanged for or converted into shares of common stock, another series of the preferred stock or any other security will be set forth in the applicable prospectus supplement. Such terms may include provisions for conversion, either mandatory, at the option of the holder or at our option, in which case the number of shares of common stock, the shares of another series of the preferred stock or the amount of any other securities to be received by the holders of the preferred stock would be calculated as of a time and in the manner stated in the prospectus supplement.

Voting Rights

Except as indicated in a prospectus supplement relating to a particular series of the preferred stock, the holders of the preferred stock will not be entitled to vote for any purpose.

DESCRIPTION OF COMMON STOCK

The following description of the common stock sets forth certain general terms and provisions of the common stock to which any prospectus supplement may relate and will apply to the common stock offered by this prospectus unless we provide otherwise in the applicable prospectus supplement. The description of the common stock set forth below and in any prospectus supplement does not purport to be complete and is subject to and qualified in its entirety by reference to the applicable provisions of our charter and bylaws.

General

We have the authority to issue up to 100,000,000 shares of common stock, $.01 par value per share. As of December 31, 2003, there were 49,992,198 shares outstanding. In addition, as of December 31, 2003, there were 5,088,892 shares of common stock reserved for issuance upon the exercise of options under our stock option plans and 1,377,999 shares of common stock were reserved for issuance under our dividend reinvestment plan. Our common stock is listed on the New York Stock Exchange under the symbol “BRE.” Mellon Investor Services LLC is the transfer agent and registrar of our common stock.

The holders of common stock are entitled to one vote for each share held at all meetings of our stockholders, except meetings at which only holders of another specified class or series of capital stock are entitled to vote. The holders of common stock are entitled to vote for the election of directors, however, stockholders do not have cumulative voting rights in the election of directors. Accordingly, the holders of a majority of the shares voting for the election of directors can elect our entire board of directors if they choose to do so and, in that event, the holders of the remaining shares will not be able to elect any person to our board of directors.

The holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by our board of directors, subject to any preferential dividend rights of any outstanding preferred stock. The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of any series of preferred stock. Dividends may be paid in money, property or by the issuance of our fully paid capital stock. Bank credit agreements that we may enter into and debt securities that we may issue may restrict our ability to declare or pay dividends on our common stock. Upon our liquidation, dissolution or winding up, the holders of common stock are entitled to receive ratably our net assets available after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock. The holders of common stock have no preemptive or other subscription rights, and there are no conversion rights or redemption or sinking fund provisions with respect to such shares. All outstanding shares of common stock are, and all shares being offered by this prospectus will be, fully paid and not subject to assessments by us.

The issuance of preferred stock, while providing flexibility in connection with possible financings, acquisitions and other corporate purposes, could, among other things, adversely affect the voting powers and other rights and interests of holders of common stock and, under certain circumstances, could make it more difficult for a third party to gain control of us and could have the effect of delaying or preventing an attempted takeover.

CERTAIN PROVISIONS OF MARYLAND LAW, OUR CHARTER AND BYLAWS

Certain provisions of Maryland law, our charter and bylaws may have the effect of deterring a takeover or change in control. These provisions currently include:

•	the requirement that 70% of the outstanding shares of voting stock approve certain mergers, sales of assets or other business combinations with stockholders owning 10% or more of then outstanding voting shares, unless the transaction is recommended by our board of directors and a majority of those of our directors qualifying as continuing directors under our charter, or meets certain fair price criteria;

•

the requirement that our directors may be removed by our stockholders only for “cause” and only by the affirmative vote of the holders of a majority of the outstanding shares then entitled to vote generally in the election of directors, subject to the rights of the holders of any series of our preferred stock then outstanding, and that vacancies on our board of directors may be filled by action of the remaining directors;

•	the requirement that 70% of the outstanding shares of voting stock approve amendments to certain provisions of our charter at a time when a person is a related person (generally defined in our charter as a holder of, or an affiliate of a holder of, a 10% beneficial ownership interest in us), unless the amendment is also approved by those of our directors qualifying as continuing directors under our charter;

•	the classification of our board of directors into three classes serving staggered three-year terms and the right of our board of directors, by resolution, to fix the number of directors within the range set forth in our charter;

•	a prohibition on certain stock repurchases by us from a holder of 5% or more of the outstanding voting shares for a price exceeding fair market value unless certain conditions are met;

•	a requirement that stockholder action without a meeting be taken by unanimous written consent;

•	the requirement that our stockholders have the right to call a special meeting only upon the written request of the holders of shares entitled to cast not less than 25% of all the votes entitled to be cast by the stockholders at such meeting;

•	the provision that the power to adopt, amend, repeal or rescind our bylaws is vested in our board of directors; our bylaws state that our stockholders have no power to adopt, amend, repeal or rescind our bylaws; and

•	protection for Maryland corporations against unsolicited takeovers under Maryland law which limits, among other things, the duties of the directors in unsolicited takeover situations. The duties of directors of Maryland corporations do not require them to (a) accept, recommend or respond to any proposal by a person seeking to acquire control of the corporation, (b) authorize the corporation to redeem any rights under, or modify or render inapplicable, any stockholders rights plan, (c) make a determination under the Maryland Business Combination Act or the Maryland Control Share Acquisition Act (to the extent either Act is applicable), or (d) act or fail to act solely because of the effect that the act or failure to act may have on an acquisition or potential acquisition of control of the corporation or the amount or type of consideration that may be offered or paid to the stockholders in an acquisition. Moreover, under Maryland law the act of directors of a Maryland corporation relating to or affecting an acquisition or potential acquisition of control is not subject to any higher duty or greater scrutiny than is applied to any other act of a director. Maryland law also contains a statutory presumption that an act of a director of a Maryland corporation satisfies the applicable standards of conduct for directors under Maryland law.

Our board of directors has declared advisable and approved an amendment to our charter which will, if approved by our stockholders at the 2004 annual meeting to be held on May 20, 2004, provide for our moving from a staggered board structure toward the election of all directors annually. Under the proposed amendment, each of the classes of current directors would serve out the balance of their respective current three-year terms, and as the three-year terms of each of the current classes of directors expire, the successors to each class would be elected for one-year terms, so that commencing with the annual meeting of stockholders to be held in 2006, all directors will be elected annually.

Furthermore, Maryland law imposes certain restrictions on business combinations with a greater than ten percent stockholder unless a corporation’s charter states that it has elected not to be governed by these provisions. We have made such an election in our charter and therefore we are not subject to these provisions; however, our charter does contain similar provisions, including those referred to in the first, third and fifth bullet points above. In addition, the control share provisions of Maryland law eliminate the voting rights of any shares of voting stock held by a person to the extent such shares exceed 10% of the outstanding voting stock of a Maryland corporation, and permits the corporation to redeem any such shares at the fair value of the stock, unless the corporation’s charter or bylaws state that it has elected not to be governed by these provisions. We have made such an election in our charter and therefore we are not subject to these provisions.

RESTRICTIONS ON TRANSFERS OF CAPITAL STOCK; REDEMPTION;

REAL ESTATE INVESTMENT TRUST STATUS

Our charter provides that any stockholder must, upon demand, disclose to our board of directors in writing such information with respect to such stockholder’s direct and indirect ownership of the shares of our stock as we deem necessary to permit us to comply or to verify compliance with the real estate investment trust provisions of the Internal Revenue Code, or the requirements of any other taxing authority. Our charter further provides that if our board of directors determines in good faith that direct or indirect ownership of shares of our stock has or may become concentrated to an extent that would prevent us from qualifying as a real estate investment trust we may prevent the transfer of stock, or call for redemption, by lot or by other means affecting one or more stockholders selected at the sole discretion of our board of directors, of a number of shares of stock sufficient in our opinion to maintain or bring the direct or indirect ownership of our stock into conformity with the requirements for maintaining our status as a real estate investment trust.

If we redeem common stock for these purposes, the redemption price will be:

•	the last reported sale price of the shares on the last business day prior to the redemption date on the principal national securities exchange on which the shares are listed or admitted to trading;

•	if the shares are not so listed or admitted to trading but are reported in the Nasdaq system, the last sale price on the last business day prior to the redemption date, or if there is no sale on such day then at the last bid price on such day as reported in the Nasdaq National Market;

•	if the shares are not so reported or listed or admitted to trading, the mean between the highest bid and lowest asked prices on such last business day as reported by the National Quotation Bureau Incorporated or a similar organization selected by our board for such purpose; or

•	if not determined by the preceding methods, as determined in good faith by our board of directors.

If we redeem or refund preferred stock for these purposes, the redemption price will typically be as set forth in the applicable Articles Supplementary establishing the terms of the preferred stock. Typically, this would be an amount equal to the liquidation preference plus accrued and unpaid dividends to the date fixed for redemption, except for any dividends having a record date prior to the date fixed for redemption and a payment date after, which will be paid to the holders as of the record date notwithstanding redemption prior to the dividend payment date.

From and after the date we fix for redemption, the holder of any shares of stock so called for redemption will cease to be entitled to dividends, distributions, voting rights and other benefits with respect to such shares, excepting only the right to payment of the redemption price without interest. and the right to receive dividends having a record date prior to the date fixed for redemption and a payment date after, to the extent that the holder was a holder as of the record date for the dividends.

Our bylaws provide that, whenever we determine it is reasonably necessary to protect our status as a real estate investment trust, we may require a statement or affidavit from each stockholder or proposed transferee setting forth the number of shares already owned by such stockholder or transferee or any related person. Our bylaws further provide that if, in the opinion of our board of directors, any proposed transfer would jeopardize our status as a real estate investment trust:

•	we may refuse to permit such transfer;

•	any attempt to transfer as to which we have refused permission will be void and of no effect to transfer any legal or beneficial interest in the shares; and

•	all contracts for the sale or other transfer of shares are subject to these restrictions.

These provisions may also have the effect of preventing acquisition of control of us unless our board of directors determines that maintenance of our status as a real estate investment trust is no longer in our best interests.

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

RELATED TO OUR REIT ELECTION

The following is a summary of the federal income tax considerations related to our REIT election which are anticipated to be material to purchasers of the securities offered by this prospectus. Your tax treatment will vary depending upon the terms of the specific securities that you acquire, as well as your particular situation. This discussion does not attempt to address any aspects of federal income taxation relevant to your ownership of the securities offered by this prospectus. Instead, the material federal income tax considerations relevant to your ownership of the securities offered by this prospectus may be provided in the applicable prospectus supplement that relates to those securities.

The information in this section is based on:

•	the Internal Revenue Code;

•	current, temporary and proposed Treasury Regulations promulgated under the Internal Revenue Code;

•	the legislative history of the Internal Revenue Code;

•	current administrative interpretations and practices of the Internal Revenue Service; and

•	court decisions

in each case, as of the date of this prospectus. In addition, the administrative interpretations and practices of the Internal Revenue Service include its practices and policies as expressed in private letter rulings which are not binding on the Internal Revenue Service, except with respect to the particular taxpayers who requested and received these rulings. Future legislation, Treasury Regulations, administrative interpretations and practices and/or court decisions may adversely affect the tax considerations contained in this discussion. Any change could apply retroactively to transactions preceding the date of the change. We have not requested, and do not plan to request, any rulings from the Internal Revenue Service concerning our tax treatment, and the statements in this prospectus are not binding on the Internal Revenue Service or any court. Thus, we can provide no assurance that the tax considerations contained in this discussion will not be challenged by the Internal Revenue Service or if challenged, will be sustained by a court.

You are urged to consult the applicable prospectus supplement, as well as your tax advisors, regarding the tax consequences to you of:

•	the acquisition, ownership and sale or other disposition of the securities offered under this prospectus, including the federal, state, local, foreign and other tax consequences;

•	our election to be taxed as a REIT for federal income tax purposes; and

•	potential changes in the tax laws.

Taxation of the Company

General. We elected to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code, effective upon our formation on May 22, 1970. We believe we have been organized and have operated in a manner which allows us to qualify for taxation as a REIT under the Internal Revenue Code commencing with our first taxable year beginning May 22, 1970. We currently intend to continue to operate in this manner. However, qualification and taxation as a REIT depends upon our ability to meet the various qualification tests imposed under the Internal Revenue Code, including through actual annual operating results, asset diversification, distribution levels and diversity of stock ownership. Accordingly, no assurance can be given that we have operated or will continue to operate in a manner so as to qualify or remain qualified as a REIT. See the section below entitled “—Failure to Qualify.”

The sections of the Internal Revenue Code and corresponding Treasury Regulations that relate to the qualification and operation of a REIT are highly technical and complex. The following sets forth the material aspects of the sections of the Internal Revenue Code that govern the federal income tax treatment of a REIT. This summary is qualified in its entirety by the applicable Internal Revenue Code provisions, relevant rules and Regulations promulgated thereunder, and administrative and judicial interpretations thereof.

Latham & Watkins LLP has acted as our tax counsel in connection with the filing of this prospectus. Latham & Watkins LLP has rendered an opinion to us dated March 31, 2004 to the effect that, commencing with our taxable year ending December 31, 1997, (1) we have been organized and have operated in conformity with the requirements for qualification and taxation as a REIT under the Internal Revenue Code, and (2) our proposed method of operation will enable us to continue to meet the requirements for qualification and taxation as a REIT under the Internal Revenue Code. It must be emphasized that this opinion was based on various assumptions and representations as to factual matters, including representations made by us in a certificate provided by one of our officers. In addition, this opinion was based upon our factual representations set forth in this prospectus. Moreover, our qualification and taxation as a REIT depends upon our ability to meet, through actual annual operating results, asset diversification, distribution levels and diversity of stock ownership, the various qualification tests imposed under the Internal Revenue Code discussed below, the results of which have not been and will not be reviewed by our tax counsel. Accordingly, no assurance can be given that our actual results of operation for any particular taxable year have satisfied or will satisfy those requirements. Our tax counsel has no obligation to update its opinion subsequent to its date. Further, the anticipated income tax treatment described in this prospectus may be changed, perhaps retroactively, by legislative, administrative or judicial action at any time. See “—Failure to Qualify”

Provided we qualify for taxation as a REIT, we generally will not be required to pay federal corporate income taxes on our net income that is currently distributed to our stockholders. This treatment substantially eliminates the “double taxation” that ordinarily results from investment in a C corporation. A C corporation generally is a corporation required to pay full corporate-level tax. Double taxation generally means taxation that occurs once at the corporate level when income is earned and once again at the stockholder level when the income is distributed. We will be required to pay federal income tax, however, as follows:

•	First, we will be required to pay tax at regular corporate tax rates on any undistributed REIT taxable income, including undistributed net capital gains.

•	Second, we may be required to pay the “alternative minimum tax” on our items of tax preference under certain circumstances.

•	Third, if we have: (1) net income from the sale or other disposition of “foreclosure property” which is held primarily for sale to customers in the ordinary course of business; or (2) other nonqualifying income from foreclosure property, we will be required to pay tax at the highest corporate rate on this income. Foreclosure property generally is defined as property we acquired through foreclosure or after a default on a loan secured by the property or a lease of the property.

•	Fourth, we will be required to pay a 100% tax on any net income from prohibited transactions. Prohibited transactions are, in general, sales or other taxable dispositions of property, other than foreclosure property, held as inventory or primarily for sale to customers in the ordinary course of business.

•	Fifth, if we fail to satisfy the 75% gross income test or the 95% gross income test discussed below, but have maintained our qualification as a REIT because certain other requirements are met, we will be required to pay a tax equal to:

•	the greater of (1) the amount by which 75% of our gross income exceeds the amount qualifying under the 75% gross income test described below and (2) the amount by which 90% of our gross income exceeds the amount qualifying under the 95% gross income test described below, multiplied by

•	a fraction intended to reflect our profitability.

•	Sixth, we will be required to pay a 4% excise tax to the extent we fail to distribute during each calendar year at least the sum of (1) 85% of our REIT ordinary income for the year, (2) 95% of our REIT capital gain net income for the year, and (3) any undistributed taxable income from prior periods.

•	Seventh, if we acquire any asset from a corporation which is or has been a C corporation in a transaction in which the basis of the asset in our hands is determined by reference to the basis of the asset in the hands of the C corporation, and we subsequently recognize gain on the disposition of the asset during the ten-year period beginning on the date on which we acquired the asset, then we will be required to pay tax at the highest regular corporate tax rate on this gain to the extent of the excess of (1) the fair market value of the asset over (2) our adjusted basis in the asset, in each case determined as of the date on which we acquired the asset. The results described in this paragraph with respect to the recognition of gain assume that the C corporation will refrain from making an election to receive different treatment under existing Treasury Regulations on its tax return for the year in which we acquire an asset from the C corporation.

•	Eighth, we will be subject to a 100% tax on any “redetermined rents,” “redetermined deductions” or “excess interest.” In general, redetermined rents are rents from real property that are overstated as a result of services furnished to any of our tenants by a “taxable REIT subsidiary” of ours. Redetermined deductions and excess interest generally represent amounts that are deducted by a taxable REIT subsidiary of ours for amounts paid to us that are in excess of the amounts that would have been deducted based on arm’s length negotiations. See “Penalty Tax” below.

Requirements for qualification as a REIT. The Internal Revenue Code defines a REIT as a corporation, trust or association:

(1) that is managed by one or more trustees or directors;

(2) that issues transferable shares or transferable certificates to evidence its beneficial ownership;

(3) that would be taxable as a domestic corporation but for Sections 856 through 860 of the Internal Revenue Code;

(4) that is not a financial institution or an insurance company within the meaning of the Internal Revenue Code;

(5) that is beneficially owned by 100 or more persons;

(6) not more than 50% in value of the outstanding stock of which is owned, actually or constructively, by five or fewer individuals, as defined in the Internal Revenue Code to include certain entities, during the last half of each taxable year; and

(7) that meets other tests, described below, regarding the nature of its income and assets and the amount of its distributions.

The Internal Revenue Code provides that all of conditions (1) to (4) must be met during the entire taxable year and that condition (5) must be met during at least 335 days of a taxable year of twelve months, or during a proportionate part of a taxable year of less than twelve months. Conditions (5) and (6) do not apply until after the first taxable year for which an election is made to be taxed as a REIT. For purposes of condition (6), pension funds and other specified tax-exempt entities generally are treated as individuals, except that a “look-through” exception applies with respect to pension funds.

We believe that we have satisfied conditions (1) through (7), inclusive, during the relevant time periods. In addition, our charter provides for restrictions regarding ownership and transfer of shares. These restrictions are intended to assist us in continuing to satisfy the share ownership requirements described in conditions (5) and (6) above. These stock ownership and transfer restrictions are described in “Restrictions on Transfers of Capital Stock; Redemption; Real Estate Investment Trust Status” in this prospectus. These restrictions, however, may not ensure that we will, in all cases, be able to satisfy the share ownership requirements described in conditions (5)

and (6) above. If we fail to satisfy these share ownership requirements, except as provided in the next sentence, our status as a REIT will terminate. If, however, we comply with the rules contained in the applicable Treasury Regulations that require us to ascertain the actual ownership of our shares, and we do not know, or would not have known through the exercise of reasonable diligence, that we failed to meet the requirement described in condition (6) above, we will be treated as having met this requirement. See “—Failure to Qualify.”

In addition, we may not maintain our status as a REIT unless our taxable year is the calendar year. We have and will continue to have a calendar taxable year.

Ownership of a partnership interest. We may from time to time own and operate one or more properties through partnerships and limited liability companies. Treasury Regulations provide that if we are a partner in a partnership, then for purposes of applying the asset and income tests, described below, we will be deemed to own our proportionate share of the assets of the partnership and will be deemed to be entitled to our proportionate share of the income of the partnership, based on our interest in partnership capital. The character of the assets and gross income of the partnership retains the same character in our hands for these purposes. In addition, the assets and items of income of any partnership in which we own a direct or indirect interest include such partnership’s share of assets and items of income of any partnership in which it owns an interest. We have included a brief summary of the rules governing the federal income taxation of partnerships and their partners below in “—Tax Aspects of the Partnerships.” The treatment described above also applies with respect to the ownership of interests in limited liability companies or other entities that are treated as partnerships for tax purposes.

We have direct or indirect control of certain partnerships and limited liability companies and intend to continue to operate them in a manner consistent with the requirements for qualification as a REIT. From time to time we may be a limited partner or non-managing member in certain partnerships and limited liability companies. If a partnership or limited liability company in which we own an interest takes or expects to take actions which could jeopardize our status as a REIT or require us to pay tax, we may be forced to dispose of our interest in that entity. In addition, it is possible that a partnership or limited liability company could take an action which could cause us to fail a REIT income or asset test, and that we would not become aware of such action in time to dispose of our interest in the applicable entity or take other corrective action on a timely basis. In such a case, we could fail to qualify as a REIT.

Ownership of Interests in Qualified REIT Subsidiaries. We may from time to time own and operate certain properties through wholly-owned subsidiaries that we intend to be treated as “qualified REIT subsidiaries” under the Internal Revenue Code. A corporation will qualify as our qualified REIT subsidiary if we own 100% of its outstanding stock and if we do not elect with the subsidiary to treat it as a “taxable REIT subsidiary,” described below. A corporation that is a qualified REIT subsidiary is not treated as a separate corporation, and all assets, liabilities and items of income, deduction and credit of a qualified REIT subsidiary are treated as assets, liabilities and items of income, deduction and credit (as the case may be) of the parent REIT for all purposes under the Internal Revenue Code (including all REIT qualification tests). Thus, in applying the requirements described in this prospectus, our qualified REIT subsidiaries are ignored, and all assets, liabilities and items of income, deduction and credit of such subsidiaries are treated as our assets, liabilities and items of income, deduction and credit. A qualified REIT subsidiary is not required to pay federal income tax, and our ownership of the stock of a qualified REIT subsidiary does not violate the restrictions on ownership of securities of any one issuer that constitute more than 10% of the voting power or value of such issuer’s securities or more than 5% of the value of our total assets, as described below under “—Asset Tests.”

Ownership of Interests in Taxable REIT Subsidiaries. A taxable REIT subsidiary of ours is a corporation other than a REIT in which we directly or indirectly hold stock and that has made a joint election with us to be treated as a taxable REIT subsidiary. A taxable REIT subsidiary also includes any corporation other than a REIT of which a taxable REIT subsidiary owns, directly or indirectly, securities possessing more than 35% of the total voting power or value of the outstanding securities. A taxable REIT subsidiary may generally engage in any business, including the provision of customary or noncustomary services to tenants of its parent REIT, except that a taxable REIT subsidiary may not directly or indirectly operate or manage a lodging or health care facility or directly or indirectly provide to any other person (under a franchise, license or otherwise) rights to any brand name under which any lodging or health care facility is operated. A taxable REIT subsidiary is required to pay federal income tax, and state and local income tax where applicable, as a regular C corporation. In addition, a taxable REIT subsidiary of ours may be prevented from deducting interest on debt that we directly or indirectly fund if certain tests regarding the taxable REIT subsidiary’s debt-to-equity ratio and interest expense are not satisfied. We may from time to time own interests in taxable REIT subsidiaries. Our ownership of securities of our taxable REIT subsidiaries will not be subject to the 10% asset test described below, and their operations will be subject to the provisions described above concerning taxable REIT subsidiaries. See “—Asset Tests.”

Income Tests. We must satisfy two gross income requirements annually to maintain our status as a REIT:

•	First, in each taxable year, we must derive directly or indirectly at least 75% of our gross income, excluding gross income from prohibited transactions, from (1) certain investments relating to real property or mortgages on real property, including “rents from real property” and, in some circumstances, interest, or (2) some types of temporary investments; and

•	Second, in each taxable year, we must derive at least 95% of our gross income, excluding gross income from prohibited transactions, from (1) the real property investments described above, and (2) dividends, interest and gain from the sale or disposition of stock or securities.

For these purposes, the term “interest” generally does not include any amount received or accrued, directly or indirectly, if the determination of all or some of the amount depends in any way on the income or profits of any person. An amount received or accrued generally will not be excluded from the term “interest,” however, solely by reason of being based on a fixed percentage or percentages of receipts or sales.

Rents we receive from a tenant will qualify as “rents from real property” for the purpose of satisfying the gross income requirements for a REIT described above only if the following conditions are met:

•	The amount of rent must not be based in whole or in part on the income or profits of any person. However, an amount we receive or accrue generally will not be excluded from the term “rents from real property” solely by reason of being based on a fixed percentage or percentages of receipts or sales;

•	We, or an actual or constructive owner of 10% or more of our stock, must not actually or constructively own 10% or more of the interests in the assets or net profits of the tenant, or, if the tenant is a corporation, 10% or more of the total combined voting power of all classes of stock entitled to vote or 10% or more of the total value of all classes of stock of the tenant. Rents we receive from a taxable REIT subsidiary of ours, however, will not be excluded from the definition of “rents from real property” if at least 90% of the space at the property to which the rents relate is leased to third parties, and the rents paid by the taxable REIT subsidiary are comparable to rents paid by our other tenants for comparable space;

•	Rent attributable to personal property leased in connection with a lease of real property must not be greater than 15% of the total rent we receive under the lease. If this requirement is not met, then the portion of the rent attributable to personal property will not qualify as “rents from real property;” and

•

We generally must not operate or manage our property or furnish or render services to the tenants of the property, subject to a 1% de minimis exception, other than through an independent contractor from whom we derive no revenue. We may, however, directly perform certain services that are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not otherwise considered “rendered to the occupant” of the property. Examples of such services include the provision of light, heat, or other utilities, trash removal and general maintenance of common areas. In addition, we may employ a taxable REIT subsidiary, which may be wholly or partially owned by us, to provide both customary and non-customary services to our tenants without causing the rent we receive from those tenants to fail to qualify as “rents from real property.” Any amounts we receive from a taxable REIT subsidiary with respect to its provision of non-customary services will, however, be nonqualifying income under the 75% gross income test and, except to the extent received through the payment of dividends, the 95% gross income test.

We generally do not intend to receive rent which fails to satisfy any of the above conditions. Notwithstanding the foregoing, we may have taken and may in the future take actions which fail to satisfy one or more of the above conditions to the extent that we determine, based on the advice of our tax counsel, that those actions will not jeopardize our tax status as a REIT.

We believe that the aggregate amount of our nonqualifying income, from all sources, in any taxable year will not exceed the limit on nonqualifying income under the gross income tests. If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for the year if we are entitled to relief under certain provisions of the Internal Revenue Code. Generally, we may avail ourselves of the relief provisions if:

•	our failure to meet these tests was due to reasonable cause and not due to willful neglect;

•	we attach a schedule of the sources of our income to our federal income tax return; and

•	any incorrect information on the schedule was not due to fraud with intent to evade tax.

It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of these relief provisions. For example, if we fail to satisfy the gross income tests because nonqualifying income that we intentionally accrue or receive exceeds the limits on nonqualifying income, the Internal Revenue Service could conclude that our failure to satisfy the tests was not due to reasonable cause. If these relief provisions do not apply to a particular set of circumstances, we will not qualify as a REIT. As discussed above in “—Taxation of the Company—General,” even if these relief provisions apply, and we retain our status as a REIT, a tax would be imposed with respect to our nonqualifying income. We may not always be able to comply with the gross income tests for REIT qualification despite our periodic monitoring of our income.

Prohibited Transaction Income. Any gain that we realize on the sale of property held as inventory or other property held primarily for sale to customers in the ordinary course of business will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. Our gain would include any gain realized by our qualified REIT subsidiaries and our share of any gain realized by any of the partnerships or limited liability companies in which we own an interest. This prohibited transaction income may also adversely affect our ability to satisfy the income tests for qualification as a REIT. Under existing law, whether property is held as inventory or primarily for sale to customers in the ordinary course of a trade or business is a question of fact that depends on all the facts and circumstances surrounding the particular transaction. We intend to hold our properties for investment with a view to long-term appreciation and to engage in the business of acquiring, developing and owning our properties. We have made, and may in the future make, occasional sales of the properties as are consistent with our investment objectives. We do not intend to enter into any sales that are prohibited transactions. The Internal Revenue Service may contend, however, that one or more of these sales is subject to the 100% penalty tax.

Penalty Tax. Any redetermined rents, redetermined deductions or excess interest we generate will be subject to a 100% penalty tax. In general, redetermined rents are rents from real property that are overstated as a result of services furnished by one of our taxable REIT subsidiaries to any of our tenants, and redetermined deductions and excess interest represent amounts that are deducted by a taxable REIT subsidiary for amounts paid to us that are in excess of the amounts that would have been deducted based on arm’s length negotiations. Rents we receive will not constitute redetermined rents if they qualify for the safe harbor provisions contained in the Internal Revenue Code. Safe harbor provisions are provided where generally:

•	Amounts are received by a REIT for services customarily furnished or rendered by its taxable REIT subsidiary in connection with the rental of real property;

•	Amounts are excluded from the definition of impermissible tenant service income as a result of satisfying the 1% de minimis exception;

•	The taxable REIT subsidiary renders a significant amount of similar services to unrelated parties, and the charges for such services are substantially comparable;

•	Rents paid to the REIT by tenants who are not receiving services from the taxable REIT subsidiary are substantially comparable to the rents paid by the REIT’s tenants leasing comparable space who are receiving such services from the taxable REIT subsidiary, and the charge for the services is separately stated; and

•	The taxable REIT subsidiary’s gross income from the service is not less than 150% of the subsidiary’s direct cost of furnishing or rendering the service.

Asset Tests. At the close of each quarter of our taxable year, we also must satisfy four tests relating to the nature and diversification of our assets:

•	First, at least 75% of the value of our total assets, including assets held by our qualified REIT subsidiaries and our allocable share of the assets held by the partnerships and limited liability companies in which we own an interest, must be represented by real estate assets, cash, cash items and government securities. For purposes of this test, the term “real estate assets” generally means real property (including interests in real property and interests in mortgages on real property) and shares (or transferable certificates of beneficial interest) in other REITs, as well as any stock or debt instrument attributable to the investment of the proceeds of a stock offering or a public debt offering with a term of at least five years, but only for the one-year period beginning on the date the REIT receives such proceeds;

•	Second, not more than 25% of the value of our total assets may be represented by securities other than those securities included in the 75% asset test;

•	Third, of the securities included in the 25% asset class and except for investments in other REITs, and our qualified REIT subsidiaries and taxable REIT subsidiaries, the value of any one issuer’s securities may not exceed 5% of the value of our total assets, and we may not own more than 10% of the total vote or value of any one issuer’s outstanding securities; and

•	Fourth, not more than 20% of the value of our total assets may be represented by the securities of one or more taxable REIT subsidiaries.

The 10% value limitation and the 20% asset test are effective for taxable years ending after December 31, 2000.

We own stock of certain corporations which have elected, together with us, to be treated as taxable REIT subsidiaries. So long as these corporations qualify as taxable REIT subsidiaries, we will not be subject to the 5% asset test, 10% voting securities limitation or 10% value limitation with respect to our ownership of their securities. We or these corporations may acquire securities in other taxable REIT subsidiaries in the future. We believe that the aggregate value of our taxable REIT subsidiaries has not and will not exceed 20% of the value of our gross assets. With respect to each issuer in which we own an interest that does not qualify as a REIT, a qualified REIT subsidiary or a taxable REIT subsidiary we believe that our ownership of the securities of any such issuer has complied with the 10% voting securities limitation, the 10% value limitation and the 5% value limitation. No independent appraisals have been obtained to support these conclusions, and there can be no assurance that the Internal Revenue Service will not disagree with our determinations of value. We also own, and may continue to make, loans which must qualify under the “straight debt safe-harbor” in order to satisfy the 10% value limitation described above. We believe, based on the advice of our tax counsel, that all such existing loans qualify under this safe-harbor. However, there is relatively little authority interpreting this safe-harbor and, as a result, there can be no assurance that the Internal Revenue Service would not take a contrary position.

The asset tests must be satisfied not only at the end of the quarter during which we (directly or through our partnerships or limited liability companies) acquire securities in the applicable issuer, but also each time we increase our ownership of securities of such issuer, including as a result of increasing our interest in a partnership or limited liability company which owns such securities. For example, our indirect ownership of securities of an issuer may increase as a result of our capital contributions to a partnership or limited liability company. After initially meeting the asset tests at the close of any quarter, we will not lose our status as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If we fail to satisfy an asset test because we acquire securities or other property during a quarter (including as a result of an increase in our interests in a partnership or limited liability company), we can cure this failure by disposing of sufficient nonqualifying assets within 30 days after the close of that quarter. Although we plan to take steps to ensure that we satisfy the asset tests for any quarter with respect to which retesting is to occur, there can be no assurance that such steps will always be successful or will not require a reduction in our overall interest in an issuer (including in a taxable REIT subsidiary). If we fail to timely cure any noncompliance with the asset tests, we would cease to qualify as a REIT.

Annual Distribution Requirements. To maintain our qualification as a REIT, we are required to distribute dividends, other than capital gain dividends, to our stockholders in an amount at least equal to the sum of:

•	90% (95% for taxable years beginning before January 1, 2001) of our “REIT taxable income”; and

•	90% (95% for taxable years beginning before January 1, 2001) of our after tax net income, if any, from foreclosure property; minus

•	the excess of the sum of specified items of our noncash income items over 5% of “REIT taxable income” as described below.

Our “REIT taxable income” is computed without regard to the dividends paid deduction and our net capital gain. In addition, for purposes of this test, non-cash income means income attributable to leveled stepped rents, original issue discount on purchase money debt, cancellation of indebtedness, and any like-kind exchanges that are later determined to be taxable.

In addition, if we dispose of any asset we acquired from a corporation which is or has been a C corporation in a transaction in which our basis in the asset is determined by reference to the basis of the asset in the hands of that C corporation, within the ten-year period following our acquisition of such asset, we would be required to distribute at least 90% (95% for taxable years beginning before January 1, 2001) of the after-tax gain, if any, we recognized on the disposition, to the extent that gain does not exceed the excess of (1) the fair market value of the asset on the date we acquired the asset over (2) our adjusted basis in the asset on the date we acquired the asset.

We must pay these distributions in the taxable year to which they relate, or in the following taxable year if they are declared before we timely file our tax return for that year and paid on or before the first regular dividend payment following their declarations. Except as provided below, these distributions are taxable to our stockholders, other than tax-exempt entities in the year in which paid. This is so even though these distributions relate to the prior year for purposes of our 90% distribution requirement. The amount distributed must not be preferential. To avoid being preferential, every stockholder of the class of stock to which a distribution is made must be treated the same as every other stockholder of that class, and no class of stock may be treated other than according to its dividend rights as a class. To the extent that we do not distribute all of our net capital gain, or distribute at least 90% (95% for taxable years beginning before January 1, 2001), but less than 100%, of our “REIT taxable income,” as adjusted, we will be required to pay tax on the undistributed amount at regular ordinary and capital gain corporate tax rates. We believe we have made, and intend to continue to make, timely distributions sufficient to satisfy these annual distribution requirements.

We anticipate that we will generally have sufficient cash or liquid assets to enable us to satisfy our distribution requirements. However, from time to time, we may not have sufficient cash or other liquid assets to meet these distribution requirements because of timing differences between the actual receipt of income and actual payment of deductible expenses, and the inclusion of income and deduction of expenses in determining our taxable income. If these timing differences occur, we may need to arrange for short-term, or possibly long-term, borrowings or need to pay dividends in the form of taxable stock dividends in order to meet the distribution requirements.

Under certain circumstances, we may be able to rectify an inadvertent failure to meet the 90% distribution requirement for a year by paying “deficiency dividends” to stockholders in a later year, which we may include in our deduction for dividends paid for the earlier year. Thus, we may be able to avoid being taxed on amounts distributed as deficiency dividends. However, we will be required to pay interest to the Internal Revenue Service based upon the amount of any deduction taken for deficiency dividends.

In addition, we will be required to pay a 4% excise tax to the extent the amount we actually distribute for any calendar year is less than the sum of 85% of our REIT ordinary income for such year, 95% of our REIT capital gain net income for such year and any undistributed taxable income from prior periods. Any REIT ordinary income and capital gain net income on which this excise tax is imposed for any year is treated as an amount distributed during that year for purposes of calculating such tax.

Distributions with declaration and record dates falling in the last three months of the calendar year, which are paid to our stockholders by the end of January immediately following that year, will be treated for federal income tax purposes as having been paid on December 31 of the prior year.

Like-Kind Exchanges. We may dispose of properties in transactions intended to qualify as like-kind exchanges under the Internal Revenue Code. Such like-kind exchanges are intended to result in the deferral of gain for federal income tax purposes. The failure of any such transaction to qualify as a like-kind exchange could subject us to federal income tax, possibly including the 100% prohibited transaction tax, depending on the facts and circumstances surrounding the particular transaction.

Failure to Qualify

If we fail to qualify for taxation as a REIT in any taxable year, and the relief provisions of the Internal Revenue Code do not apply, we will be required to pay tax, including any alternative minimum tax, on our taxable income at regular corporate tax rates. Distributions to our stockholders in any year in which we fail to qualify as a REIT will not be deductible by us, and we will not be required to distribute any amounts to our stockholders. As a result, we anticipate that our failure to qualify as a REIT would reduce the cash available for distribution by us to our stockholders. In addition, if we fail to qualify as a REIT, all distributions to our stockholders will be taxable as regular corporate dividends to the extent of our current and accumulated earnings and profits. In this event, subject to certain limitations under the Internal Revenue Code, corporate distributees may be eligible for the dividends-received deduction. Unless entitled to relief under specific statutory provisions, we will also be disqualified from taxation as a REIT for the four taxable years following the year in which we lose our qualification. It is not possible to state whether in all circumstances we would be entitled to this statutory relief.

Tax Aspects of the Partnerships

General. From time to time, we may own, directly or indirectly, interests in various partnerships and limited liability companies. We expect these will be treated as partnerships (or disregarded entities) for federal income tax purposes. In general, entities that are classified as partnerships (or disregarded entities) for federal income tax purposes are “pass-through” entities which are not required to pay federal income tax. Rather, partners or members of such entities are allocated their pro rata shares of the items of income, gain, loss, deduction and credit of the entity, and are potentially required to pay tax thereon, without regard to whether the partners or members receive a distribution of cash from the entity. We include in our income our allocable share of the foregoing items, based on the partnership agreement, for purposes of computing our REIT taxable income. For purposes of applying the REIT income and asset tests, we include our allocable share of the income generated by and the assets held by the partnerships and limited liability companies in which we own an interest, including their shares of the income and assets of any subsidiary partnerships and limited liability companies, based on our capital interests. See “—Taxation of the Company.”

Our ownership interests in such partnerships and limited liability companies involves special tax considerations. These special tax considerations include, for example, the possibility that the Internal Revenue Service might challenge the status of one or more of the partnerships or limited liability companies in which we own an interest as partnerships (or disregarded entities), as opposed to associations taxable as corporations, for federal income tax purposes. If a partnership or limited liability company in which we own an interest, or one or more of its subsidiary partnerships or limited liability companies, were treated as an association, it would be taxable as a corporation and therefore be subject to an entity-level tax on its income. In this situation, the character of our assets and items of gross income would change, and could prevent us from satisfying the REIT asset tests and the REIT income tests (see “—Asset Tests” and “—Income Tests”). This, in turn, would prevent us from qualifying as a REIT. See “—Failure to Qualify” for a discussion of the effect of our failure to meet these tests. In addition, a change in the tax status of one or more of the partnerships or limited liability companies in which we own an interest might be treated as a taxable event. If so, we might incur a tax liability without any related cash distributions.

Treasury Regulations that apply for tax periods beginning on or after January 1, 1997, provide that a domestic business entity not otherwise organized as a corporation and which has at least two members may elect to be taxed as a partnership for federal income tax purposes. Unless it elects otherwise, an eligible entity in existence prior to January 1, 1997, will have the same classification for federal income tax purposes that it claimed under the entity classification Treasury Regulations in effect prior to this date. In addition, an eligible entity which did not exist or did not claim a classification prior to January 1, 1997, will be classified as a partnership for federal income tax purposes unless it elects otherwise. All of the partnerships in which we own an interest intend to claim classification as partnerships under these Treasury Regulations. As a result, we believe that these partnerships will be classified as partnerships for federal income tax purposes. The treatment described above also applies with respect to our ownership of interests in limited liability companies that are treated as partnerships for tax purposes.

Allocations of Income, Gain, Loss and Deduction. A partnership or limited liability company agreement generally will determine the allocation of income and losses among partners or members. These allocations, however, will be disregarded for tax purposes if they do not comply with the provisions of Section 704(b) of the Internal Revenue Code and the related Treasury Regulations. Generally, Section 704(b) of the Internal Revenue Code and the related Treasury Regulations require that partnership and limited liability company allocations respect the economic arrangement of the partners and members. If an allocation is not recognized for federal income tax purposes, the relevant item will be reallocated according to the partners’ or members’ interests in the partnership or limited liability company, as the case may be. This reallocation will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners or members with respect to such item. The allocations of taxable income and loss in each of the partnerships and limited liability companies in which we own an interest are intended to comply with the requirements of Section 704(b) of the Internal Revenue Code and the Treasury Regulations promulgated thereunder.

Tax Allocations With Respect to the Properties. Under Section 704(c) of the Internal Revenue Code, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership or limited liability company in exchange for an interest in the partnership or limited liability company must be allocated in a manner so that the contributing partner or member is charged with the unrealized gain or benefits from the unrealized loss associated with the property at the time of the contribution. The amount of the unrealized gain or loss is generally equal to the difference between the fair market value or book value and the adjusted tax basis of the contributed property at the time of contribution. These allocations are solely for federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners or members. Some of the partnerships and/or limited liability companies in which we own an interest were formed by way of contributions of appreciated property. The relevant partnership and/or limited liability company agreements require that allocations be made in a manner consistent with Section 704(c) of the Internal Revenue Code. These allocations could cause us to be allocated (i) lower amounts of depreciation deductions for tax purposes than would be allocated to us if all contributed properties were to have a tax basis equal to their fair market value at the time of the contribution, and (ii) taxable gain in the event of a sale of such contributed properties in excess of the economic or book income allocated to us as a result of the sale, with a corresponding benefit to the contributing partners or members. As a result, these allocations could make it more difficult for us to satisfy the REIT distribution requirements.

Tax Rates

The maximum tax rate for non-corporate taxpayers for (1) capital gains, including “capital gain dividends,” has generally been reduced from 20% to 15% (for taxable years ending on or after May 6, 2003, although depending on the characteristics of the assets which produced these gains and on designations which we may make, certain capital gain dividends may be taxed at a 25% rate) and (2) “qualified dividend income” has generally been reduced from 38.6% to 15% (for taxable years beginning after December 31, 2002). In general, dividends payable by REITs are not eligible for the reduced tax rate on corporate dividends, except to the extent the REIT’s dividends are attributable to dividends received from taxable corporations (such as our taxable REIT subsidiaries), to income that was subject to tax at the corporate/REIT level (for example, if we distribute taxable income that we retained and paid tax on in the prior taxable year) or to dividends properly designated by us as “capital gain dividends.” Although these tax rate changes do not adversely affect the taxation of REITs or dividends paid by REITs, the more favorable treatment of regular corporate dividends could cause investors who are individuals to consider stock of other corporations that pay dividends to be more attractive relative to stock of REITs. The currently applicable provisions of the United States federal income tax laws relating to the 15% tax rate are currently scheduled to “sunset” or revert back to the provisions of prior law effective for taxable years beginning after December 31, 2008, at which time the capital gains tax rate will be increased to 20% and the rate applicable to dividends will be increased to the tax rate then applicable to ordinary income.

Other Tax Consequences

We may be required to pay tax in various state or local jurisdictions, including those in which we transact business. Our state and local tax treatment may not conform to the federal income tax consequences discussed above. Consequently, you should consult your tax advisors regarding the effect of state and local tax laws on us.

PLAN OF DISTRIBUTION

We may sell securities to one or more underwriters for public offering and sale by them and may also sell securities to investors directly or through agents. We will name any underwriter or agent involved in the offer and sale of securities in the applicable prospectus supplement. We have reserved the right to sell securities directly to investors on our own behalf in those jurisdictions where and in such manner as we are authorized to do so.

The distribution of the securities may be effected from time to time in one or more transactions at:

•	a fixed price or prices, which may be changed,

•	market prices prevailing at the time of sale,

•	prices related to such prevailing market prices, or

•	negotiated prices.

We may also, from time to time, authorize dealers, acting as our agents, to offer and sell securities upon the terms and conditions as are set forth in the applicable prospectus supplement. In connection with the sale of securities, underwriters may receive compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agent.

Underwriters may sell securities to or through dealers and they may pay the dealers compensation in the form of discounts, concessions or commissions. Any purchasers may also pay the dealers commissions. Dealers and agents participating in the distribution of securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. Unless we provide otherwise in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.

We will identify any underwriter, dealer or agent involved in the offer and sale of securities and set forth any compensation that we paid to underwriters or agents in connection with the offering of securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, in the applicable prospectus supplement.

We may enter into agreements with underwriters, dealers and agents which may entitle them to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to reimbursement by us for certain expenses.

To facilitate an offering of a series of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involves the sale by persons participating in the offering of more securities than we have sold to them. In such circumstances, such persons would cover the over-allotments or short positions by purchasing in the open market or by exercising the over-allotment option granted to such persons. In addition, such persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in any such offering may be reclaimed if securities that they sold are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time.

Certain of the underwriters, dealers or agents and their associates may engage in transactions with and perform services for us in the ordinary course of our business.

VALIDITY OF THE SECURITIES

Certain legal matters with respect to the validity of the securities offered hereby will be passed upon for us by Latham & Watkins LLP, San Francisco, California. Certain legal matters relating to Maryland law will be passed upon for us by Ballard Spahr Andrews & Ingersoll, LLP, Baltimore, Maryland. Certain legal matters will be passed upon for any agents or underwriters by counsel for such agents or underwriters identified in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of BRE Properties, Inc. appearing in BRE Properties, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2003, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

$150,000,000

BRE Properties, Inc.

4.875% Notes due 2010

PROSPECTUS SUPPLEMENT

May 12, 2005

Joint Book-Running Managers

Banc of America Securities LLC

JPMorgan

Senior Co-Managers

Commerzbank Corporates & Markets

Wachovia Securities

Co-Managers

KeyBanc Capital Markets

PNC Capital Markets, Inc.

Scotia Capital